PRELIMINARY PROXY SUBJECT TO COMPLETION
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒            Filed by a party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FormFactor, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders,
We had another record-breaking year that produced over three-quarters of a billion dollars in revenue, an 11% increase over the previous year, despite the pandemic headwinds. We continued to drive business performance and generate positive momentum across the company by refining the adaptive strategies that contributed to our success in 2020. We also made additional investments in innovation and manufacturing capacity that we believe position us well for continued success in 2022 and beyond. Our new Livermore manufacturing facility began shipments in the fourth quarter of last year, and we are gradually expanding capacity at that facility, and facilities across our global manufacturing network, to meet growing customer demand.
Our commitment to environmental, social and governance (“ESG”) leadership was recognized by Newsweek magazine, which named us as one of America’s Most Responsible Companies for the year 2022. We are very proud of this accomplishment and remain dedicated to continued improvement of our corporate social responsibility program.
The dedication and excellence of our employees continue to drive our innovation and growth, and we remain energized by the important role we play in the dynamic semiconductor industry. Our success and ability to generate long-term value for stockholders is also attributable to the sustained focus of our long-term strategic objectives by our Board of Directors and management:
•
Leadership in Core Markets: Increase market share in advanced probe cards and engineering systems, while innovating new and leveraging existing roadmap technologies and investments across all our served markets.

•	Drive Profitability: Maintain and continuously improve efficiency by capitalizing on our leadership positions and economies of scale.
•	Enter and Develop in Adjacent Markets: Continue long-term diversification of revenue streams and customer mix through mergers and acquisitions and product extensions in test and measurement.
Connecting with Stockholders. We are committed to effective stockholder engagement, which we believe contributes to greater accountability of our Board and management. In 2021, we attended substantially more virtual conferences than we would have been able to attend in-person, which we found helped broaden our investor outreach.
Sustainability and Corporate Responsibility. In recent years, ESG matters have become a key focus for our Board, management, and all our employees. Guided by our Board, we have made significant progress in the integration of ESG objectives throughout FormFactor. Our products continue to help the semiconductor industry improve yields and efficiency to advance the sustainability of the global electronics supply chain.
Human Capital. We remain focused on maintaining a highly qualified and engaged workforce and providing opportunities for growth and advancement, while continuing to emphasize a strong pay-for-performance culture to remain solidly aligned with the interests of our stockholders. We continue to enhance our diversity and inclusion programs to create a work environment where everyone feels welcome, valued, and supported to contribute to their highest potential.
COVID-19 Response. As the global pandemic continued in 2021, we built upon the strong foundation of our previous COVID-19 response strategies to maintain the safety of our employees, while meeting the needs of our customers. Our demonstrated ability to adapt to constantly changing circumstances and requirements will continue to serve us well.

Maintaining a Highly Qualified and Diverse Board. We continue to recognize the importance of diverse perspectives, industry knowledge, thought leadership and functional experience on our Board. In 2021, we made another significant advance forward by successfully recruiting a new director, Jorge Titinger, whose extensive industry and board experience has improved our strategic decision making. In the business environment in which we operate, our Board is well-functioning and highly engaged, while overseeing the company’s governance, operations, leadership, structure, and strategy.
Your vote is important. The agenda for our Annual Meeting of Stockholders is described in detail in the attached Notice of 2022 Annual Meeting of Stockholders and in the attached Proxy Statement. I strongly encourage you to attend the virtual meeting and participate. Whether or not you are able to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience.
Thank you for your continued support and your participation in this year’s Annual Meeting of Stockholders.
Sincerely,

Michael D. Slessor
Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

When:	May 27, 2022 at 3:00 p.m., Pacific Daylight Time
Where:
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted online via live webcast. Stockholders of record will be able to attend the Annual Meeting, submit questions, view the stockholder list, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/FORM2022 and using the 16-digit control number included on their proxy card or Notice of Internet Availability. Beneficial owners should review the Proxy Statement as well as their voting instruction form or Notice of Internet Availability of Proxy Materials for how to vote in advance of and participate in the Annual Meeting. We believe a virtual meeting will enable expanded access and increased stockholder attendance and participation in light of the continuing public health concerns relating to COVID-19.

Items of Business:	1.	Election of the three directors named in the Proxy Statement;
	2.	Approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of all directors;
	3.	Advisory approval of the company’s executive compensation;
	4.	Advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation;
5.
Approval of an amendment and restatement of the company’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 4,000,000 shares and to extend the term of the 2012 Equity Incentive Plan to 2032;

	6.	Ratification of the selection of KPMG LLP as FormFactor, Inc.’s independent registered public accounting firm for fiscal year 2022; and
	7.	Action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Who Can Vote:	Holders of FormFactor, Inc. Common Stock at the close of business on March 29, 2022. Your vote is important.
Record Date:
The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournment or postponement thereof, is March 29, 2022.

Whether or not you are able to attend the Annual Meeting online, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating and returning a proxy card or voting instruction form at your earliest convenience.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 3:30 p.m. Pacific Daylight Time on the date specified above and at the company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of the company’s website at investors.formfactor.com.
By order of the Board of Directors,

Christy Robertson
Secretary

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to their stockholders through the Internet. This Proxy Statement and our 2021 Annual Report on Form 10-K are available at http://proxyvote.com. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April [•], 2022, we mailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how to access and review all the important information contained in this Proxy Statement and in our 2021 Annual Report on Form 10-K (which we posted on the Internet on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice. We will also provide, without charge, a copy of the 2021 Annual Report on Form 10-K, including the financial statements and the financial statement schedules, to any stockholder who submits a written request to us at our principal executive offices at FormFactor, Inc., Attn: Corporate Secretary, 7005 Southfront Road, Livermore, CA 94551.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Proxy Statement and accompanying materials constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the company’s expectations or objectives regarding future financial and operational results, the company’s successful development and execution of strategic and operational plans and growth objectives, and the company’s achievement and execution of its corporate social responsibility objectives and standards, and other statements regarding the company’s business. Forward-looking statements also include statements regarding the company’s management, compensation or governance practices or policies that may indicate an intent or expectation to continue such practices in the future. Forward-looking statements may contain words such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. Where forward-looking statements are expressions of an intent or expectation to continue any management or governance practices, such continuation is subject to future change or cessation except as may be otherwise required by law. The forward-looking statements included in this Proxy Statement and accompanying materials are based on our current beliefs and expectations and speak only as of the date hereof. Statements regarding our corporate social responsibility efforts may also be based on standards for measuring progress that are still developing, internal controls that are evolving, and on assumptions that are subject to change in the future; in the context of this disclosure, they also may not be considered material for SEC reporting purposes. These statements are also aspirational and are not guarantees or indicators of future actions, targets, or results. Important assumptions and other factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those risks, uncertainties and factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and in our other filings with the SEC. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this Proxy Statement to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

2022 Proxy Statement	i

Page
Summary Compensation	47
Grants of Plan-Based Awards in Fiscal Year 2021	48
Outstanding Equity Awards at Fiscal Year Ended December 25, 2021	49
Option Exercises and Stock Vested at Fiscal Year Ended December 25, 2021	50
Change of Control, Severance, Separation and Indemnification Agreements	50
CEO Pay Ratio	53
Proposal No. 4 Advisory Vote on Frequency of an Advisory Vote on Executive Compensation	54
Proposal No. 5 Approval of an Amendment and Restatement of the Company’s 2012 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Under the 2012 Equity Incentive Plan by 4,000,000 Shares and to Extend the Term of the 2012 Equity Incentive Plan to 2032	55
Summary of Proposed Changes	55
About Our Request for Additional Shares	55
Plan Description	57

AUDIT MATTERS	61
Proposal No. 6 Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2022	61
Principal Auditor Fees and Services	61
Pre-Approval of Audit and Non-Audit Services of Auditor	62
Report of the Audit Committee	63

ADDITIONAL INFORMATION	64
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	64
Beneficial Ownership of Our Securities	64
Certain Relationships and Related Person Transactions	66
Proposals for the 2023 Annual Meeting of Stockholders	67
Other Business	68
Appendix A Proposed Amendments to Certificate of Incorporation to Declassify the Board of Directors	A-2
Appendix B FormFactor, Inc. Amended and Restated 2012 Equity Incentive Plan	B-1
The information in the Report of the Audit Committee and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically and expressly incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be “soliciting material” or to be filed under those Acts.
Please note that information on FormFactor’s website is provided for convenience only and is not incorporated by reference into this Proxy Statement.
ii	2022 Proxy Statement

ABOUT FORMFACTOR
FormFactor, Inc., headquartered in Livermore, California, is a leading provider of essential test and measurement technologies along the full semiconductor product lifecycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. We provide a broad range of high-performance probe cards, analytical probes, probe stations, metrology systems, thermal systems, and cryogenic systems to both semiconductor companies and scientific institutions. Our products provide electrical and physical information from a variety of semiconductor and electro-optical devices and integrated circuits from early research, through development to high-volume production. Customers use our products and services to accelerate profitability by optimizing device performance and advancing yield improvement.
SUMMARY OF PROPOSALS
Below is a summary of the matters to be voted upon at our 2022 Annual Meeting of Stockholders. For more information about these items, please review FormFactor’s complete Proxy Statement and its Annual Report on Form 10-K for the year ended December 25, 2021.
PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION
Proposal No. 1: Election of Directors (page 10)
We are asking our stockholders to elect three directors. We recommend that you review “Proposal No. 1 – Election of Directors” in this Proxy Statement for additional details, including the impact of Proposal No. 2 on the nominees’ terms of service.
✔ FOR each nominee
Proposal No. 2: Approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors (page 31)
We are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the classification of our Board and provide for the annual election of all directors at the 2024 Annual Meeting.
✔ FOR
Proposal No. 3: Advisory approval of the company’s executive compensation (page 34)
We are asking our stockholders to cast a non-binding advisory vote regarding the compensation of our named executive officers. We recommend that you review the “Compensation Discussion and Analysis” section in this Proxy Statement for additional details on FormFactor’s executive compensation.
✔ FOR
Proposal No. 4: Advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation (page 54)	We are asking our stockholders to vote on how frequently we seek an advisory vote on the compensation of our named executive officers.	✔ EVERY 1 YEAR
2022 Proxy Statement	1

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION

Proposal No. 5: Approval of an amendment and restatement of the company’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 4,000,000 shares and to extend the term of the 2012 Equity Incentive Plan to 2032 (page 55)

We are asking our stockholders to approve an increase of 4,000,000 shares of common stock to be authorized for issuance under the 2012 Equity Incentive Plan and to extend the term of the 2012 Equity Incentive Plan to 2032.
✔ FOR
Proposal No. 6: Ratification of the selection of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2022 (page 61)	We are asking our stockholders to ratify our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm.	✔ FOR
2	2022 Proxy Statement

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
QUESTIONS AND ANSWERS REGARDING PROXY MATERIALS
Q:	Why am I receiving FormFactor’s proxy materials?
A:
Our Board of Directors has made FormFactor’s proxy materials available to you on the Internet on or about April [•], 2022 or, upon your request, has delivered a printed set of the proxy materials to you by mail in connection with the solicitation of proxies by our Board for our 2022 Annual Meeting of Stockholders. FormFactor’s proxy materials are available on the Internet at http://proxyvote.com. We will hold the Annual Meeting on Friday, May 27, 2022, at 3:00 p.m., Pacific Daylight Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted online via live webcast.

We believe a virtual meeting will enable expanded access and increased stockholder attendance and participation in light of the continuing public health concerns relating to the pandemic. Our intention is to resume holding in-person meetings in the future.
Q:	What is included in the proxy materials?
A:
The proxy materials include our company’s Notice of 2022 Annual Meeting of Stockholders, Proxy Statement and the 2021 Annual Report on Form 10-K, which includes our audited consolidated financial statements. If you requested a printed set of the proxy materials by mail, the proxy materials also included a proxy card for the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?
A:
We mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners of our common stock on or about April [•], 2022 to notify you that you can access the proxy materials over the Internet. Instructions for accessing the proxy materials through the Internet are set forth in the Notice. As we did last year for our 2021 Annual Meeting of Stockholders, we sent the Notice instead of mailing a printed set of the proxy materials in accordance with the “Notice and Access” rules adopted by the SEC. If you wish to receive a printed set of the proxy materials, please follow the instructions set forth on the Notice.

Q:	How can I get electronic access to the proxy materials?
A:
The Notice contains instructions on how to review our company’s proxy materials on the Internet and instruct us to send future proxy materials to you by e-mail. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it in writing.

Q:	What is “householding” and how does it affect me?
A:
The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure, known as “householding,” reduces the amount of duplicate information that stockholders receive and lowers our printing and mailing costs.

Only one Notice and set of proxy materials may have been delivered to your address if multiple stockholders share that address unless we have received contrary instructions from you. Stockholders who wish to opt out of this procedure and receive separate copies of the Notice and proxy materials in the future, or stockholders who are receiving multiple copies and would like to receive only one copy, should contact their bank, broker or other nominee or us at the address, e-mail address or phone number below.
2022 Proxy Statement	3

We will promptly send a separate copy of the Notice for the 2022 Annual Meeting if you send your request by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, by e-mail at corporatesecretary@formfactor.com or by phone at (925) 290-4000.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
Q:	Where will the Annual Meeting be held?
A:
We will hold the Annual Meeting entirely online via live webcast on Friday, May 27, 2022, at 3:00 p.m., Pacific Daylight Time. You will not be able to physically attend the Annual Meeting. The webcast will begin promptly at 3:00 p.m. You are encouraged to access the Annual Meeting early and provide sufficient time for online check-in, which will begin 15 minutes before the Annual Meeting commences. Technical assistance will be available to assist with any difficulties encountered while accessing the Annual Meeting beginning 30 minutes prior to the meeting through the end of the meeting.

A replay of the Annual Meeting will be made available on our Investor Relations page of our website until the next Annual Meeting.
Stockholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/FORM2022. The company will try to answer as many questions as possible during the time scheduled. Additional information regarding the question-and-answer process, including the types and number of questions permitted, the time allotted for the question-and-answer session, and how questions will be addressed and disclosed, will be available in the Annual Meeting rules of conduct, which will be posted at the virtual Annual Meeting website during the Annual Meeting.
Q:	What specific proposals will be considered and acted upon at FormFactor’s 2022 Annual Meeting?
A:	The specific proposals to be considered and acted upon at the Annual Meeting are:
Proposal No. 1— Election of three directors, each to serve on our Board for a term of one year if Proposal 2 is approved by our stockholders, or for a term of three years for the Class I directors and two years for the Class III director if Proposal 2 is not approved by our stockholders. The Class I director nominees are Lothar Maier and Sheri Rhodes, and the Class III director nominee is Jorge Titinger. Mr. Titinger was appointed by the Board on June 7, 2021, and is standing for election this year in accordance with our corporate governance guidelines;
Proposal No. 2—Approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of all directors, beginning at the 2024 Annual Meeting;
Proposal No. 3—Advisory approval of the company’s executive compensation;
Proposal No. 4—Advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation;
Proposal No. 5—Approval of an amendment and restatement of the company’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 4,000,000 shares and to extend the term of the 2012 Equity Incentive Plan to 2032; and
Proposal No. 6—Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.
We will also consider any other matters that are properly presented for a vote at the Annual Meeting. As of April [•], 2022, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
4	2022 Proxy Statement

Q:	What do I need to do to attend the Annual Meeting?
A:
Stockholders of record as of the close of business on March 29, 2022 will be able to attend the Annual Meeting, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/FORM2022 and using the 16-digit control number provided on their Notice or proxy card and following the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING VOTING AND ANY PROXY SOLICITATION
Q:	Who can vote at the Annual Meeting?
A:
Only stockholders of record of our common stock at the close of business on March 29, 2022, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. If you own shares of FormFactor common stock as of the record date, then you can vote at the Annual Meeting. At the close of business on the record date, we had [•] shares of our common stock outstanding and entitled to vote, which were held by [•] stockholders of record.

Q:	How many votes am I entitled per share of common stock?
A:	Holders of our common stock are entitled to one vote for each share held as of the record date.
Q:	What is the difference between holding FormFactor shares as a stockholder of record and a beneficial owner?
A:
Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in “street name.”

Stockholder of Record: If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we delivered the Notice or proxy card directly to you. As the stockholder of record, you have the right to vote your shares online or by proxy at the Annual Meeting.
Beneficial Owner: If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the broker, bank or other nominee holding your shares on your behalf delivered the Notice or a voting instruction form to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.
Q:	If I am a stockholder of record of FormFactor shares, how do I vote?
A:
Voting by Internet Before the Annual Meeting. You can vote through the Internet before the Annual Meeting by following the instructions provided in the Notice that you received. Go to http://proxyvote.com, follow the instructions on the screen to log in, make your selections as instructed and vote.

2022 Proxy Statement	5

Voting by Mail Before the Annual Meeting. You can vote by mail before the Annual Meeting by requesting a printed set of the proxy materials, which will contain a proxy card, and then completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card.
Voting at the Annual Meeting. If you plan to attend and vote online at the Annual Meeting, you may vote by following the instructions provided on the proxy card or Notice to log in to www.virtualshareholdermeeting.com/FORM2022. Even if you plan to attend the Annual Meeting online, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:	If I am a beneficial owner of shares held in “street name,” how do I vote?
A:
Voting by Internet Before the Annual Meeting. You can vote over the Internet before the Annual Meeting by following the voting instruction form or Notice provided to you by your broker, bank or other nominee.

Voting by Mail Before the Annual Meeting. You can vote by mail by requesting a printed set of the proxy materials, which will contain a voting instruction form, and by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form.
Voting at the Annual Meeting. If you plan to attend and vote online at the Annual Meeting, and your voting instruction form or Notice indicates that you may vote those shares through the http://proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, contact your broker, bank or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:	What if I submit a proxy but I do not give specific voting instructions?
A:
Stockholder of Record: If you are a stockholder of record of shares of our common stock, and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares FOR the three nominees for director; FOR the approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors; FOR the advisory approval of the company’s executive compensation; EVERY 1 YEAR for the frequency of the stockholder advisory vote on the company’s executive compensation; FOR the amendment and restatement of the 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 4,000,000 shares and to extend the term of the 2012 Equity Incentive Plan to 2032; and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2022, all as recommended by our Board of Directors and as presented in this Proxy Statement.

Beneficial Owner: If you are a beneficial owner of shares of our common stock held in “street name” and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on “routine” proposals but cannot vote on your behalf for “non-routine” proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as “broker non-votes.”
6	2022 Proxy Statement

Q:	Which ballot measures are considered “routine” or “non-routine”?
A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal No. 6) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 6. The election of directors (Proposal No. 1), the amendment to our Certificate of Incorporation to declassify our Board of Directors (Proposal No. 2), the advisory approval of the company’s executive compensation (Proposal No. 3), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4), and the approval of an amendment and restatement of our 2012 Equity Incentive Plan (Proposal No. 5) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3, 4, and 5. A broker non-vote on Proposal No. 2 will have the effect of a vote against Proposal No. 2.

Q:	What is the quorum requirement for the Annual Meeting?
A:
A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the shares of our common stock entitled to vote must be present online or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present online at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card, or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

Q:	What is the voting requirement to approve each of the proposals?
A:
For Proposal No. 1, each of the nominees will be elected if holders of shares of our common stock entitled to vote who are present online or represented by proxy at the Annual Meeting cast more votes “for” such nominee’s election than the votes “against” such nominee’s election. You may not accumulate votes in the election of directors. If a nominee for director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his or her resignation will not participate in the Board of Directors’ decision.

Approval of Proposal No. 2 requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of our outstanding voting stock then entitled to vote at an election of directors.
Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present online or represented by proxy at the Annual Meeting.
For Proposal No. 4, approval of the frequency of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority of the shares of stock entitled to vote that are present online or represented by proxy at the Annual Meeting. If none of the three frequency choices receives a majority, the Board of Directors will consider the frequency choice that receives the plurality of votes cast.
Approval of Proposal No. 5 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present online or represented by proxy at the Annual Meeting.
Approval of Proposal No. 6 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present online or represented by proxy at the Annual Meeting.
2022 Proxy Statement	7

Q:	How are abstentions treated?
A:
Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have the effect of a vote against Proposal No. 2, but will not be counted either in favor of or against Proposal Nos. 1, 3, 4, 5, or 6.

Q:	Can I change my vote or revoke my proxy after I have voted?
A:
You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting: (a) through the Internet before the Annual Meeting at http://proxyvote.com (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), (b) by signing and returning a new proxy card with a later date if you are a stockholder of record, or (c) by attending the Annual Meeting and voting online at www.virtualshareholdermeeting.com/FORM2022 if you are a stockholder of record, or if you are a beneficial owner and have received a control number in your Notice, or if you are a beneficial owner and have obtained a proxy from the nominee holding your shares giving you the right to vote your shares. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Q:	What happens if there are insufficient votes in favor of the proposals?
A:
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the proxy holders, who are officers of our company, may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:
We are not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders, who are officers of our company, will have the authority in their discretion to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If for any reason any of the Class I nominees or the Class III nominee are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation and certification of votes, and (c) to facilitate a successful proxy solicitation. If stockholders provide written comments on their proxy cards, we may forward the proxy card(s) to our company’s Corporate Secretary.

Q:	Who is making the solicitation?
A:
We are soliciting the enclosed proxy for use at our Annual Meeting to be held on May 27, 2022 at 3:00 p.m., Pacific Daylight Time or at any postponement or adjournment thereof for the purposes set forth in this Proxy Statement.

Q:	Who is paying for the cost of this proxy solicitation?
A:
We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting. We will pay brokers, banks and other nominees representing beneficial owners of shares of our common stock held in “street name” certain fees associated with delivering the Notice of Internet Availability of Proxy Materials, delivering printed proxy materials by mail to beneficial owners who request them and obtaining beneficial owners’

8	2022 Proxy Statement

voting instructions. In addition, our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, online or in person. We will not pay any compensation to our directors, officers, and employees for their proxy solicitation efforts, but we may reimburse them for reasonable out-of-pocket expenses in connection with any solicitation.
QUESTIONS AND ANSWERS REGARDING THE VOTING RECOMMENDATIONS OF FORMFACTOR’S BOARD OF DIRECTORS AND VOTING RESULTS
Q:	What are the voting recommendations of our Board of Directors?
A:	Our Board of Directors recommends a vote FOR each of the nominees in Proposal No. 1, FOR Proposals Nos. 2, 3, 5, 6, and EVERY 1 YEAR for Proposal No. 4. Specifically, our Board recommends a vote:
FOR the election to our Board of Directors of Lothar Maier, Sheri Rhodes, and Jorge Titinger; if Proposal No. 2 to declassify the Board of Directors is approved, each to serve a one-year term, or if Proposal No. 2 to declassify the Board of Directors is not approved, Lothar Maier and Sheri Rhodes to serve a three-year term as Class I directors and Jorge Titinger to serve a two-year term as a Class III director;
FOR the approval of the amendment to our Certificate of Incorporation to declassify the Board of Directors;
FOR the advisory approval of the company’s executive compensation;
EVERY 1 YEAR for the frequency of the advisory vote on the company’s executive compensation;
FOR the approval of an amendment and restatement of the 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2012 Equity Incentive Plan by 4,000,000 shares and to extend the term of the 2012 Equity Incentive Plan to 2032; and
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce the voting results at the Annual Meeting and to report the results on a Form 8-K that we file with the SEC within four business days of the Annual Meeting.
2022 Proxy Statement	9

CORPORATE GOVERNANCE

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The first proposal is to elect three directors to our Board of Directors.
The nominees are Lothar Maier, Sheri Rhodes and Jorge Titinger, all of whom are current directors of FormFactor. Lothar Maier was previously elected by stockholders at the 2019 Annual Meeting of Stockholders, Sheri Rhodes was previously elected by stockholders at the 2020 Annual Meeting of Stockholders, and both are currently Class I directors. Jorge Titinger, who was appointed by the Board on June 7, 2021 and is currently a Class III director of FormFactor, is also standing for election in accordance with our corporate governance guidelines.
The nominees have been duly nominated by our Board of Directors and have agreed to stand for election.
If our stockholders approve Proposal No. 2 to declassify the Board at the Annual Meeting, the Board will no longer be classified and the three nominees, if elected, will hold office for a one-year term expiring at the 2023 Annual Meeting. If our stockholders do not approve Proposal No. 2 to declassify the Board, the Board will remain classified and the Class I directors, if elected, will hold office for a three-year term expiring at the 2025 Annual Meeting, and the Class III director, if elected, will hold office for a two-year term expiring at the 2024 Annual Meeting.
The proxy holders intend to vote all proxies received for the election of Mr. Maier, Ms. Rhodes and Mr. Titinger unless otherwise instructed. Proxies may not be voted for more than three directors.
In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.
Our Board of Directors recommends a vote FOR the election to our Board of Directors of each of the nominees as directors.
Board of Directors
Our Board of Directors currently consists of eight members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The current Class I directors, and one Class III director appointed in 2021, will be up for election at this year’s Annual Meeting. The term of the Class II directors expires at our 2023 Annual Meeting of Stockholders, and the term of the Class III directors expires at our 2024 Annual Meeting of Stockholders. Each director holds office until their successor is duly elected and qualified or until their earlier death, resignation or removal. Rebeca Obregon-Jimenez and Kelley Steven-Waiss were previously elected by stockholders at the 2021 Annual Meeting of Stockholders, and Raymond A. Link, Michael D. Slessor, and Thomas St. Dennis were previously elected by stockholders at the 2020 Annual Meeting of Stockholders. Mr. Titinger was appointed to the Board on June 7, 2021 to fill a vacancy on our Board of Directors and was recommended to the Governance and Nominating Committee by a non-management director.
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Information regarding our director nominees and our other current directors as of the record date of this Proxy Statement, including their names and positions with our company, is set forth below.
Name of Director	Age	Class	Position with FormFactor	Director Since
Mr. Raymond A. Link(1)(3)	68	II	Director	June 2016
Mr. Lothar Maier*(1)(3)	67	I	Director	November 2006
Ms. Rebeca Obregon-Jimenez(2)	53	III	Director	September 2019
Ms. Sheri Rhodes*(3)	53	I	Director	December 2019
Dr. Michael D. Slessor	52	II	Director and Chief Executive Officer	October 2013
Ms. Kelley Steven-Waiss(1)(2)	52	III	Director	August 2015
Mr. Thomas St. Dennis	68	II	Director and Chairperson	September 2010
Mr. Jorge Titinger*(2)	61	III	Director	June 2021
*	Current nominee for election.
(1)	Current member of the Governance and Nominating Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Audit Committee.
Based upon the information and discussion of qualifications and experience described in this Proxy Statement, the Board of Directors as a whole, and the Governance and Nominating Committee, has determined that each of the nominees, and our continuing directors, are qualified to serve as directors of the company.
The following will represent the percentage composition of our Board of Directors after the Annual Meeting if stockholders approve the proposed elections of directors.

2022 Proxy Statement	11

Board Diversity Matrix (as of April [•], 2022)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Raymond A. Link
Raymond A. Link has served as a director since June 2016. Mr. Link is currently a Lecturer on finance and accounting subjects in the Technology Management program at the University of California, Santa Barbara. Mr. Link was a director of Cascade Microtech from February 2005 to June 2016. Mr. Link has served on the Board of Directors of nLIGHT, Inc., a manufacturer of high-power semiconductor lasers since December 2010. Mr. Link served on the Board of Directors of Electro-Scientific Industries, a supplier of laser-based solutions for the microelectronics industry, from August 2015 through February 2019. From July 2005 to April 2015, Mr. Link served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of scientific and analytical instruments for nanoscale imaging. Prior to this, Mr. Link was the Chief Financial Officer of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components for wireless communications from July 2001 to June 2005. Mr. Link received an M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. degree from the State University of New York at Buffalo. Mr. Link is a licensed Certified Public Accountant and a fellow with the National Association of Corporate Directors.
Mr. Link is a source of continuity and oversight, and provides substantial knowledge of our company, including from his previous service as a board member of Cascade Microtech, which we acquired in 2016. Mr. Link is a licensed Certified Public Accountant and has over 35 years of sophisticated management experience. Mr. Link also has an extensive background in our industry, and a broad base of financial reporting and corporate governance expertise. In addition, Mr. Link provides our Board with significant public company board experience. The Board has determined that Mr. Link is an audit committee financial expert as defined under the regulations of the Securities and Exchange Commission and meets the financial sophistication requirements of the Nasdaq’s listing standards. Mr. Link’s top three skills identified in our Board skills assessment are Financial and Risk Management, Mergers & Acquisitions, and Board Practices of Public Companies.
Lothar Maier
Lothar Maier has served as a director since November 2006. Mr. Maier served as the Chief Executive Officer and a member of the Board of Directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, from January 2005 to March 2017. Prior to that, Mr. Maier served as Linear Technology’s Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology,
12	2022 Proxy Statement

Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from July 1983 to March 1999, including as Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.
Mr. Maier brings to our Board significant semiconductor industry and leadership experience as the former Chief Executive Officer and a former member of the Board of Directors of Linear Technology Corporation. Mr. Maier has considerable experience in semiconductor chip manufacturing, including a strong understanding of the drivers of customer demand for our products. Mr. Maier also provides expertise in financial accounting and reporting for publicly held companies as a result of his public company executive experience. The Board has determined that Mr. Maier meets the financial sophistication requirements of the Nasdaq’s listing standards. Mr. Maier’s top three skills identified in our Board skills assessment are Manufacturing Operations, Board Practices of Public Companies, and Engineering and Product Development.
Rebeca Obregon-Jimenez
Rebeca Obregon-Jimenez has served as a director since September 2019. Ms. Obregon-Jimenez has served as Corporate Vice President of the Advanced System in Package Business Unit for Amkor Technology, Inc., one of the world’s largest providers of outsourced semiconductor packaging and test services, since January 2020. From August 2014 to January 2020, Ms. Obregon-Jimenez served as Corporate Vice President of Sales, and as a Senior Vice President in sales, strategic program management, and in operations finance at Amkor Technology, Inc. From May 1999 to August 2014, Ms. Obregon-Jimenez held executive and senior management positions at Integrated Device Technology, Inc., and Integrated Circuit Systems, Inc., in test operations, test engineering and product engineering. From June 1990 to May 1999, Ms. Obregon-Jimenez served in the Semiconductor Products Sector of Motorola, Inc., where she held roles of increasing responsibility in a variety of engineering positions. Ms. Obregon-Jimenez holds an M.S. in electrical engineering from the National Technological University and a B.S. in electrical engineering from Arizona State University.
Ms. Obregon-Jimenez brings to our Board strong executive and operational experience from within the semiconductor industry, particularly within the semiconductor manufacturing and semiconductor test sectors. Ms. Obregon-Jimenez also brings an extensive understanding of the drivers of customer demand for our products from her experience as Corporate Vice President of the Advanced System in Package Business Unit for Amkor Technology, Inc. and other positions. Ms. Obregon-Jimenez’s top three skills identified in our Board skills assessment are Leadership and Senior Management, Sales and Marketing, and Engineering and Product Development.
Sheri Rhodes
Sheri Rhodes has served as a director since December 2019. Ms. Rhodes currently serves as Chief Customer Officer at Workday, Inc., a leading provider of enterprise cloud applications for finance, human resources, and planning, a role she has held since February 2022. From April 2019 to February 2022, Ms. Rhodes held the role of Chief Information Officer. Prior to joining Workday, Ms. Rhodes served as Chief Technology Officer at Western Union Company, a worldwide financial services and communications company, from May 2017 to April 2019. Ms. Rhodes served as the Chief Information Officer at Electronics for Imaging, Inc., a digital imaging technology company, from December 2015 to May 2017. Ms. Rhodes also held roles of increasing responsibility at Symantec Corporation, from December 2009 to December 2015, including as Vice President of Global Applications from 2012 to 2015. Ms. Rhodes held management positions at Providian Financial Corporation and its successor Washington Mutual, Inc., from 1999 to 2008, including as First Vice President from 2005 to 2008. From 1990 to 1999, Ms. Rhodes held management positions at KPMG US LLP, and Wells Fargo & Company. Ms. Rhodes earned an M.B.A. and a B.S. in Business Administration from San Diego State University.
Ms. Rhodes brings to our Board extensive executive-level management expertise in technology companies, as well as a deep understanding of complex global organizations and information technology management.
2022 Proxy Statement	13

Ms. Rhodes also brings to our Board a broad base of financial reporting and corporate governance expertise. The Board has determined that Ms. Rhodes meets the financial sophistication requirements of the Nasdaq’s listing standards. Ms. Rhodes’s top three skills identified in our Board skills assessment are Information Technology and Cybersecurity, Engineering and Product Development, and Mergers and Acquisitions.
Michael D. Slessor
Michael D. Slessor has served as a director since October 2013. Dr. Slessor became our Chief Executive Officer on December 28, 2014. Dr. Slessor served as our President from October 2013 to December 2014, and as Senior Vice President and General Manager, MicroProbe Product Group from October 2012 to October 2013. Before joining FormFactor, Dr. Slessor was President and Chief Executive Officer of MicroProbe Incorporated from July 2008 through the October 2012 closing of FormFactor’s acquisition of MicroProbe. Prior to joining MicroProbe, he held various management, product-marketing, and applications-engineering positions in the semiconductor industry, primarily with KLA-Tencor. Dr. Slessor received his Ph.D. in Aeronautics and Physics from the California Institute of Technology and holds a B.A.Sc. in Engineering Physics from the University of British Columbia.
Dr. Slessor provides extensive knowledge and experience in the semiconductor equipment industry, particularly within the semiconductor equipment manufacturing and semiconductor test sectors. Dr. Slessor also provides the Board with vision and insight from his years of service as the company’s Chief Executive Officer, and from his service as the former President and Chief Executive Officer of MicroProbe. Dr. Slessor’s top three skills identified in our Board skills assessment are Engineering & Product Development, Human Capital Management, and Mergers and Acquisitions.
Kelley Steven-Waiss
Kelley Steven-Waiss has served as a director since August 2015. Ms. Steven-Waiss has served as the Founder and Executive Chairman of Hitch Works Inc., a SaaS-based enterprise talent mobility platform, since January 2022. From July 2020 to January 2022 Ms. Steven-Waiss held the roles of Founder and Chief Executive Officer of Hitch Works. Prior to that, Ms. Steven-Waiss served as the Executive Vice President, Chief Innovation Officer from February 2020 to July 2020 and EVP, Chief Human Resources Officer from April 2016 to February 2020, at HERE Technologies Global B.V., a software location intelligence company. She previously served as the Executive Vice President and Chief Human Resources Officer of Extreme Networks, Inc., a software and services-led networking solutions company, from March 2014 to March 2016. Ms. Steven-Waiss also served as the Vice President of Worldwide Human Resources for Integrated Device Technology, Inc., a provider of semiconductor products, from 2009 through 2012, and prior to that, as the Vice President of Worldwide Human Resources for PMC-Sierra, Inc., a fabless semiconductor company. Ms. Steven-Waiss also serves as the Chair of the Advisory Board for the Silicon Valley Education Foundation. Ms. Steven-Waiss earned her M.A. in human resources and organization development from the University of San Francisco and a B.A. in journalism from the University of Arizona.
Ms. Steven-Waiss brings to the Board years of executive-level management expertise in technology companies, as well as a deep understanding of complex global organizations and human capital management. Ms. Steven-Waiss has substantial leadership experience from her roles as the Founder and Chief Executive Officer, and now as Executive Chairman, of Hitch Works Inc., Chief Human Resources Officer of HERE Technologies Global B.V., and her previous executive roles, including as a chief human resources officer and other executive human resources positions at public technology companies. Ms. Steven-Waiss’s top three skills identified in our Board skills assessment are Human Capital Management, Sales and Marketing, and International Business Operations.
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Thomas St. Dennis
Thomas St. Dennis has served as a director since September 2010. Mr. St. Dennis served as our Executive Chairperson of the Board of Directors from October 23, 2013 until February 2016, after which he has served as the Chairperson of the Board of Directors. Mr. St. Dennis served as our Chief Executive Officer from September 2010 through December 2014. Mr. St. Dennis has served as a director of Axcelis Technologies, Inc., a semiconductor company, since May 2015. Mr. St. Dennis has served as a director of Veeco Instruments Inc. since May 2016, including as a member of the Compensation Committee. Mr. St. Dennis also served on the Board of Directors of Mattson Technology, Inc., a semiconductor manufacturing company, from September 2013 to May 2016. Mr. St. Dennis previously held various positions at Applied Materials, Inc. from 1992 to 1999 and again from 2005 to 2009, most recently as its Senior Vice President and General Manager of the Silicon Systems Group. He also served at Novellus Systems, Inc. as Executive Vice President of Sales and Marketing from 2003 to 2005. From 1999 to 2003 Mr. St. Dennis was President and Chief Executive Officer of Wind River Systems, Inc. Mr. St. Dennis holds an M.S. in Physics and a B.S. in Physics from the University of California, Los Angeles.
Mr. St. Dennis provides extensive semiconductor industry and leadership experience as the past Chief Executive Officer of the company, as well as from having served as Senior Vice President and General Manager of the Silicon Systems Group at Applied Materials, and as the President and Chief Executive Officer of Wind River Systems, Inc. He maintains a valuable network of customer and industry relationships, and vital perspectives on corporate governance from his service on several public company boards. Mr. St. Dennis’s top three skills identified in our Board skills assessment are Sales and Marketing, Board Practices of Public Companies, and International Business Operations.
Jorge Titinger
Jorge Titinger has served as a director since June 2021. Mr. Titinger is currently the Chief Executive Officer of Titinger Consulting, a firm he founded in November 2016, focused on providing strategy, corporate transformation, and culture advice to its clients. He also serves as a director of CalAmp Corp., a position he has held since June 2015, and as a director of Axcelis Technologies, Inc., a position he has held since August 2019. Mr. Titinger served as a director of Xcerra Corporation from October 2012 until it was acquired by Cohu in 2018 where he served as a director until May 2021. He also served as a director of Hercules Capital, Inc., from October 2017 to June 2020. Mr. Titinger was President, Chief Executive Officer and director of Silicon Graphics, Inc. from February 2012 to November 2016. Mr. Titinger also served as President, Chief Executive Officer and director of Verigy Ltd. in 2011 and held other senior executive roles from 2008 to 2011. Prior to Verigy, he held senior executive positions with FormFactor, Inc., KLA-Tencor Corporation and Applied Materials.
Mr. Titinger brings to the Board over 30 years of experience in the high-tech industry and has held various executive positions in the semiconductor equipment and computer industries. Mr. Titinger is also a published author of the book, “Differences That Make A Difference,” which focuses on the impact of inclusion and diversity on the success of companies. Mr. Titinger brings an innovative perspective to FormFactor with his extensive board level experience in public companies, significant industry knowledge, and ability to develop strategic initiatives.
All Board members and nominees are expected to fully participate in Board activities, including preparation for, attendance at and active participation in meetings of our Board of Directors, and to have a high degree of personal integrity and interpersonal skills. Each is also expected to represent the best interests of all of our stockholders.
We have determined that Messrs. Link, Maier, St. Dennis, and Titinger, and Mses. Steven-Waiss, Obregon-Jimenez and Rhodes are currently independent directors under applicable Nasdaq Stock Market and SEC rules. Edward Rogas, Jr. qualified as independent during the period he served on the Board. Our Chief Executive Officer, Dr. Slessor, is a member of our Board and is not independent. There are no family relationships among any of the director nominees, directors or any of our executive officers. In addition, no nominee has an arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.
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Summary of Board Skills
The Governance and Nominating Committee conducts a Board skills assessment annually in order to evaluate the expertise of the Board, and to provide focus for Board development and education activities. This process has required a ranking of Board member skills based upon their level of qualifications and experience so that each director could only have one specified skill at expert level and only two skills specified as highly experienced. Other listed skills were specified for each Board member as representing established qualifications in addition to their top three ranked skills, which are identified in the director biographies above for each director. The resulting skills matrix is reviewed at a meeting of the Governance and Nominating Committee with all directors present. For each of the following skills, our Board includes members who identified as experts or as highly experienced.

Leadership and Senior Management
Directors who have served in senior leadership roles understand strategy and risk management and have the experience and perspective to evaluate and oversee the execution of operational and policy issues.

International Business Operations
Experience in a variety of geographic, political, economic, and cultural environments outside of the U.S. is important in understanding and overseeing our global business and strategies.

Board Practices of Public Companies Depth of experience in public companies and boards provides insight on existing and emerging trends and issues important to maintaining excellent board performance.
Financial and Risk Management
Directors with an outstanding background in complex financial and accounting matters supports effective capital management, and oversight of financial reporting and internal controls.

Sales & Marketing
Expertise in sales and marketing, with knowledge of customer relationships and demands, enables Board-level guidance to oversee and enable important customer-related strategies and market dynamics.

Information Technology & Cybersecurity
Extensive skill in information systems and network security is important to assessing and guiding our continuous investments in information technologies and infrastructure.

Manufacturing Operations
Knowledge of the unique challenges presented in developing and operating manufacturing technologies and volume production capabilities with precision and efficiency is highly valued in the oversight of our operations and strategies.

Human Capital Management
Managing talent is key to supporting our continued success, and directors with human resources and human capital management expertise also bring important guidance to our talent acquisition and succession planning.

Engineering & Product Development
Directors with experience in engineering and developing new products and technologies provide critical perspectives for the oversight of our R&D projects and investments to address rapidly changing customer technology requirements.

Mergers & Acquisitions (“M&A”)
Directors with experience in providing timely and objective financial and commercial analyses of prospective mergers and acquisitions provide significant advantages, including in the structuring of transactions and the integration of businesses.

Board Leadership Structure
Our Corporate Governance Guidelines state our policy that the positions of Chairperson of the Board of Directors and Chief Executive Officer are to be held by separate persons. The roles of Chief Executive Officer and Chairperson have remained continuously separate since 2015. Under our Corporate Governance Guidelines, when our Chairperson is an independent director, as is presently the case, the Chairperson also acts as our lead independent director, responsible for coordinating the activities of the other independent directors. The Board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
16	2022 Proxy Statement

Annual Evaluation of CEO and Succession Planning
At each quarterly meeting of the Board, the CEO reports to the Board regarding achievement of previously established goals and objectives. The annual evaluation of the CEO begins with a self-evaluation by the CEO presented to the non-management directors. The non-management directors then meet separately in executive session annually to conduct a formal evaluation of the CEO. This evaluation is then communicated to the CEO by the Chairperson. The evaluation is based on both objective and subjective criteria, including, but not limited to the company’s financial performance; accomplishment of ongoing initiatives in furtherance of the company’s long-term strategic objectives; and development of the company’s top management team. The results of the evaluation are considered by the Compensation Committee in its deliberations when determining the compensation of the CEO as further described under “Executive Compensation and Related Information” below.
One of the key responsibilities of our Board is to oversee that the company has a high-performing management team in place. Our full Board has responsibility for management succession planning, with specific responsibilities also delegated to the Compensation Committee and the Governance and Nominating Committee. The Board manages a succession planning process, and on an annual basis, reviews succession plans for the CEO and other senior executives. This process is designed to identify the pool of qualified internal candidates who can assume top management positions and identify positions that would most likely require an external search to fill. To assist the Board, the CEO annually provides and discusses with our Board an assessment of senior managers and discusses the potential of managers to succeed to the CEO position.
Board Assessment and Director Evaluation
The Board, as overseen by the Governance and Nominating Committee, conducts an annual Board assessment and individual director evaluations. These processes help provide that the Board and its committees function effectively and in the best interest of our stockholders and other stakeholders. We believe these processes are well designed to promote good governance and to set expectations for the relationships and interactions of the Board and management.
The annual Board assessment involves the following steps:

The Governance and Nominating Committee reviews the prior year’s process of Board assessment and director evaluation for Board feedback, including in relation to current trends and best practices. This involves review of directors’ responses to a written questionnaire designed to solicit feedback on a range of issues, including among other topics:

•	Meetings (mechanics, clarity, processes)
•	Membership (efficiency, skills, fit, composition, orientation)
•	Structure (committees, reports, leadership)
•	Compensation (adequacy, alignment, risks)
•	Culture and Ethics (confidentiality, collegiality, candor)
•	Roles and Responsibilities (strategies, financial, operational, budgetary, risk oversight, governance, M&A, succession)
•	Relationship with Management (supportive, challenging, constructive)

The Governance and Nominating Committee adjusts the substance and process as appropriate to take into account all feedback received for any additions or changes to the prior year’s Board assessment process or questionnaire and implements the questionnaire process with each member of the Board.

The results of the written questionnaires are compiled to be made anonymous by the Corporate Secretary and summaries are provided for review by the full Board.
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The summary of the Board assessment questionnaire responses and related topics and observations are discussed at the following meeting of the Governance and Nominating Committee with all members of the Board present, including suggestions for updating policies and Board practices in accordance with the results of the assessment.

Taking into account the results of the Board assessment, each committee of the Board conducts an annual evaluation of its charter and performance under its charter.
The annual individual director assessment involves the following steps:
Each director submits to the Chairperson a written summary of their performance, including within four attributes:
•	Functional Expertise (remaining current and well-informed in relevant areas of committee and Board responsibilities)
•	Engagement (investing time in addition to Board proceedings to be knowledgeable about the company, including its financial performance, organization, products, markets, customers, and competitors)
•	Communication (contributing critically and constructively during meetings and in writing to the Board and management)
•	Enthusiasm (demonstrating strong interest in continuing to serve as a director of the company)
The Chairperson completes a one-on-one feedback session with each director regarding their summary of performance and other observations.
The Chairperson presents an aggregated summary of the director evaluations and provides any resulting recommendations to the full Board.
Board’s Role in Risk Oversight
We operate within the semiconductor test and measurement equipment industry. We sell products to integrated circuit manufacturers and others within the broader semiconductor and electronics industry. Our business necessarily involves many operational and market-driven risks. A list of risk factors associated with our business can be found in our Annual Report on Form 10-K for our fiscal year ended December 25, 2021, as filed with the SEC.
Practically all activities of the company’s senior management have an aspect of risk management. Executives are required to treat the assessment and management of risks in their activities as an integral part of their management duties. That can have differing levels of implicit or explicit identification and handling of risks to suit the overall management of the activity. As part of the risk management process, each of the company’s business units and functions is responsible for identifying key risks that could affect the achievement of business goals and strategies or impact the company’s customers, the environment or other stakeholders. Each business unit and corporate function assesses and prioritizes risks to the achievement of objectives and determines appropriate actions to be taken to manage and mitigate such risks.
The company’s annual risk assessment process is designed to support both the Board’s role in risk oversight and the effective assessment and management of risks by management. This involves the compilation of responses to an executive management review conducted with reference to the prior year’s risk assessment, and a mapping of important risks to specific topics presented at Board and committee meetings in order to support Board oversight of the pertinent risks. The company recently expanded this risk assessment to identify, assess and prioritize areas of risk to the company’s achievement of its sustainability goals, including its environmental and social objectives, and an assessment of cybersecurity risks.
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The Board uses these risk assessments to confirm alignment between the Board’s prioritization of specific risks, when and how identified risks are reviewed by the Board or its committees, the frequency of such reviews and identifying the management lead most responsible for addressing each identified risk. This process also supports analyses at the management and Board level of the factors which drive the:
•	amount of risk that the company should be willing to accept in the pursuit of its business plans and strategies;
•	ability of the company to withstand the negative occurrences arising out of risks;
•	company’s approaches to the transfer of risks to third parties; and,
•	ongoing attention and resources that the company devotes to risk assessment and mitigation.
Our Board exercises these risk oversight activities explicitly and as part of its other oversight activities. At its regularly scheduled meetings, the Board receives reports from executives and senior managers who have primary responsibility for the company’s activities, such as for manufacturing, research and development, sales and marketing, finance, and compliance. Analyses of pertinent risks to the company’s achievement of its objectives is integral to Board proceedings.
The Board also exercises its risk oversight function through the three committees of the Board.
Audit Committee Risk Oversight. As prescribed in its charter, the Audit Committee oversees the company’s accounting and financial reporting processes and the audits of the company’s financial statements, including oversight of risks presented in the company’s internal controls over financial reporting and disclosure controls and procedures, fraud risks and risks of non-compliance with legal and regulatory requirements that pertain to accounting and financial reporting. The Audit Committee is responsible for reviewing and discussing with management and the company’s independent registered public accounting firm any guidelines and policies relating to risk assessments and risk management within the scope of the Audit Committee’s activities. This includes the measures that management takes to monitor, control, and minimize the company’s major financial risk exposures.
Compensation Committee Risk Oversight. As part of its oversight of the company’s compensation programs, the Compensation Committee oversees risks presented by the company’s compensation and benefits plans, policies and programs. The Compensation Committee also oversees and interacts with the Board and the Audit Committee regarding the management of risks arising from our company’s executive and employee compensation practices. This includes helping the company avoid creating incentives for management to take risks that are not adequately justified with reference to stockholders’ and other stakeholders’ interests. This compensation risk assessment is aided by a specific evaluation of the subject performed by the independent compensation consultant to the Compensation Committee. In addition, the Compensation Committee oversees the company’s compliance with regulations governing executive and director compensation and sound compensation governance, and oversees other risks related to the company’s human capital management.
Governance and Nominating Committee Risk Oversight. As prescribed in its charter, the Governance and Nominating Committee oversees the company’s corporate governance practices, including Board risk oversight and the governance of risk management. As part of this, the Committee oversees the Board’s processes for assessing and managing the risks associated with governance issues, such as the independence of the Board and key executive succession, environmental, health and safety policies and programs, human rights policies and practices, the company’s sustainability and environmental, social and governance (“ESG”) programs, and the company’s programs for monitoring and managing cybersecurity risk. The Committee receives regular updates from management on various risk areas, including cybersecurity risk, including incident reporting and information regarding the effectiveness of the company’s cybersecurity awareness program.
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Corporate Governance Highlights
Our commitment to good corporate governance includes the following practices:
•	7 out of 8 independent directors
•	Diversity of Board skills, experience and background
•	Stock ownership guidelines for directors and executive officers
•	Independent Chairperson, separate from Chief Executive Officer
•	Thoughtful Board refreshment, with half the Board added in the past six years
•	Voting rights proportional to economic interests - one share equals one vote
•	No stockholder rights plan/poison pill
•	Succession planning process
•	Majority voting with director resignation policy for uncontested elections
•	Resignation policy in uncontested elections if a director fails to receive a majority of votes
•	Board and committee oversight of sustainability and corporate social responsibility, including human capital management
•	Annual Board, committee, and director evaluations
•	Board risk oversight and assessment
•	Strict policy prohibiting the pledging or hedging of company shares or similar transactions
Corporate Governance Guidelines
The company monitors developments in the area of corporate governance and regularly reviews its processes and procedures in light of such developments. This includes review of federal and state laws affecting corporate governance, as well as rules promulgated by the SEC and the Nasdaq Stock Market. The company believes that it has sound governance procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board has approved Corporate Governance Guidelines for the company. The Corporate Governance Guidelines, which can be found on the company’s website at www.formfactor.com, address, among other matters, the following:
•	Size of the Board
•	Requirement that the Board be comprised of a majority of independent directors
•	Limits on the number of other public company boards on which directors may serve
•	Tender of resignation in the event of change in principal occupation or position
•	Requirement that each committee of the Board be comprised entirely of independent directors
•	Annual CEO performance assessments
•	Stock holding requirements for directors and executive officers
•	Individual director performance reviews
•	Other matters germane to the structure, operation and responsibilities of the Board
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Director Education
The company’s Corporate Governance Guidelines encourage directors to participate in continuing education provided by external organizations relevant to their service on our Board with reimbursement from the company. Individual directors benefit from a variety of sources of director continuing education, and share relevant information and insights with the Board from attendance at presentations and seminars sponsored by governance organizations and service providers. Our directors also circulate a variety of publications of interest on corporate governance with the Board. In addition, the Governance and Nominating Committee conducts a process of polling Board members to select key corporate governance topics for circulation of relevant educational information followed by discussion at the next scheduled quarterly meeting.
Specific director education subjects discussed at meetings of the Governance and Nominating Committee in the past year have included topics on cybersecurity, ESG program oversight and reporting, M&A, macro-shifts, trends and accelerations during the pandemic, and the evolution of the expectations and duties of public company directors.
Continuing education of the Board also involves creating Board agendas and management presentations that are sufficiently detailed and pertinent to the company’s strategy, operations, products, and other matters that enable Board members to acquire current background necessary to oversee the company’s activities. The Governance and Nominating Committee regularly reviews the adequacy of these communications and materials as part of the annual Board assessment.
All new directors are provided substantial orientation which commences before a new director attends their first Board meeting. The Governance and Nominating Committee oversees this orientation process to on-board new directors through the preparation of company-specific information and other background materials and meetings with senior management. This onboarding also includes tours of one or more company manufacturing facilities. Solid orientation enables new directors to rapidly become familiar with the company’s business and strategic plans, significant financial matters, risks, values, sustainability, ethics, compliance programs and corporate governance practices.
Stock Ownership Guidelines
To better align the company’s non-executive directors’ and executives’ financial interests with those of our stockholders, the Board of Directors has established stock ownership guidelines for non-executive directors and executive officers. Our Corporate Governance Guidelines state that (i) each non-employee director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times (3x) the annual cash retainer for service as a director; (ii) the Chief Executive Officer shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary; and (iii) each “executive officer” (other than the Chief Executive Officer) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary. Shares counted for this purpose include shares owned by the director or executive officer, shares owned jointly with, or separately by, spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units (“RSUs”). Persons joining the Board of Directors or becoming executive officers have five (5) years, from the time they become Board members or executive officers, as applicable, to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board of Directors, Board members and executive officers, as applicable, will have three (3) years from the time of the increase to acquire any additional shares needed to meet such revised guidelines.
As of April [•], 2022, all of our non-employee directors and executive officers are in compliance with these stock ownership guidelines.
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Independence of Directors
Our Board has determined that each of our directors is independent other than Dr. Slessor, our CEO. We define “independent directors” pursuant to the rules of the SEC, and the Nasdaq Stock Market. To be considered independent, a director cannot be an officer or employee of our company or its subsidiaries and cannot have a relationship with our company or its subsidiaries that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making the “independence” determination, our Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board consults with our company’s General Counsel to confirm that its determinations are consistent with all relevant laws, rules, and regulations regarding the definition of “independent director,” including applicable securities laws and the rules of the SEC and Nasdaq Stock Market. These definitions include a series of objective tests to determine independence, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition to standards for director independence generally, the Board has considered the independence of each director who serves on the Audit Committee or Compensation Committee and determined that each satisfies the standards established by the SEC and Nasdaq Stock Market for directors serving on an audit committee or compensation committee, as applicable, of a company listed on the Nasdaq Stock Market. In making this determination, the Board considered whether any such director accepts any consulting, advisory, or other compensatory fee from the company other than director compensation, or otherwise has an affiliate relationship with the company or other relationships that would impair the director’s judgment as a member of the applicable committee.
Board Meetings
We generally set the dates and times of our Board and Board committee meetings significantly in advance. During fiscal year 2021, our Board of Directors held 5 meetings, including telephone conference meetings. During fiscal year 2021, each of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which he or she served during the year. During fiscal year 2021, the attendance at the meetings of the Board of Directors and each committee was collectively 100%.
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Committees of the Board of Directors
Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each committee has a formal charter adopted by the Board which is reviewed at least annually for appropriate updates. A copy of the charter of each active committee is posted on the Corporate Governance page of our company’s website at www.formfactor.com.
Audit Committee
Members	Primary Oversight Responsibilities
Raymond A. Link, Chairperson Lothar Maier Sheri Rhodes	•	Selection, compensation, and evaluation and termination of our independent registered public accounting firm
	•	Represents and assists the Board in fulfilling its responsibility to oversee the:
• quality and integrity of our financial statements
• adequacy and effectiveness of our internal controls over financial reporting and disclosure controls and procedures
• nature of any identified deficiencies and the implementation of corrective actions in relation to our internal controls over financial reporting
• financial and accounting policies, judgments, decisions, and risks relating to significant transactions and structures
• compliance with laws and regulations affecting the company’s financial condition or financial reporting
• results of the independent auditors’ audits of the company’s annual financial statements and interim reviews

Our Board has determined that each member of the Audit Committee is independent under the rules of the SEC and the Nasdaq Stock Market for purposes of determining independence of directors generally and of directors who serve on the audit committee of a company listed on the Nasdaq Stock Market, and is able to read and understand financial statements as contemplated by such rules. Our Board has also determined that Raymond A. Link is an audit committee financial expert under the rules of the SEC, and that each member of the Audit Committee is financially sophisticated under the rules of the Nasdaq Stock Market. The Audit Committee met 4 times during fiscal year 2021.

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Compensation Committee
Members	Primary Oversight Responsibilities
Kelley Steven-Waiss, Chairperson Rebeca Obregon-Jimenez Jorge Titinger	• Represents and assists the Board in fulfilling its responsibility to oversee the:
• company’s compensation programs, including equity, cash bonus and benefit plans, policies, and programs
• compensation of our non-employee directors
• risks involved in our compensation policies and practices
• goals and objectives relevant to the compensation of the company’s officers, including the Chief Executive Officer
• compensation of our executive officers and operation of our executive compensation programs
• administration of equity plans, approval of grants and plan amendments
• risks related to the company’s human capital management
For more information about the role of our Compensation Committee, see the “Compensation Discussion and Analysis” below.

Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the SEC and the Nasdaq Stock Market for purposes of determining independence of directors generally and of directors who serve on the compensation committee of a company listed on the Nasdaq Stock Market; is an “outside” director as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended; and is a “non-employee” director as defined by Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee met 4 times during fiscal year 2021.

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Governance and Nominating Committee
Members	Primary Oversight Responsibilities
Lothar Maier, Chairperson Raymond A. Link Kelley Steven-Waiss	•	Represents and assists the Board in fulfilling its responsibility to oversee the:
• composition, structure, and evaluation of the Board and its committee, including identification and recommendation of qualified candidates for election to the Board
• company’s corporate governance practices and decisions
• stockholder engagement and related processes
• adequacy and administration of the company’s legal compliance programs, Code of Business Conduct, and other policies relating to compliance
• company’s corporate social responsibility and environmental sustainability performance and the company’s reporting on these matters
• review of risk oversight processes and allocation of risk oversight responsibilities among the Board and its committees
• company’s programs for monitoring and managing cybersecurity risk
• director independence and related party transactions

Our Board of Directors has determined that each member of the Governance and Nominating Committee is independent within the meaning of the rules of the Nasdaq Stock Market. The Governance and Nominating Committee met 4 times during fiscal year 2021.

Director Compensation
The form and amount of compensation paid to our non-executive directors for serving on our Board of Directors and its committees is designed to be competitive with industry practices and the obligations imposed by such service.
To align the long-term interests of our directors with those of our stockholders, a substantial portion of director compensation is provided in equity-based compensation. The value of total annualized compensation of our non-executive directors is targeted to be at approximately the median of our peer group of companies, which is described below under the “Compensation Discussion and Analysis” section in this Proxy Statement. The Compensation Committee reviewed the overall competitiveness of the compensation for our Board of Directors in 2021 taking into account the director compensation paid by the peer companies and determined not to make any changes to the director compensation program. Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), a national executive compensation consulting firm, completed an independent assessment to inform the Board’s decision to make no changes to the director compensation program for 2021. Other than the compensation disclosed below, no director received compensation or other payment for their candidacy or service on our Board.
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Cash Compensation. Our cash compensation policy for our non-executive directors during fiscal year 2021 is set forth in the following table.
Compensation Element	Fiscal Year 2021 Cash Compensation
Director Annual Retainer	$45,000
Chairperson Annual Retainer	$25,000 for Board Chairperson
$22,000 for Audit Committee Chairperson
$15,000 for Compensation Committee Chairperson
$10,000 for all other committee chairpersons
Committee Member Annual Retainer	$11,000 for Audit Committee member
$7,500 for Compensation Committee member
$5,000 for all other committee members
Equity Compensation. For fiscal year 2021, following the 2021 annual stockholders meeting, continuing directors were targeted to receive a restricted stock unit award of approximately $160,000 worth of shares of common stock that vests monthly over a one-year period, the vested portion of which will settle in shares only at the earlier of the one-year anniversary of the grant or upon the departure of the director from the Board. The policy regarding initial equity grants to non-employee directors provides that such grants are to be calculated on a pro-rated basis relative to the anniversary of the most recent annual restricted stock unit grant made to continuing directors. Accordingly, any newly appointed director is targeted to receive a pro-rated restricted stock unit award based on $160,000 worth of shares of common stock that vests monthly over a one-year period, the vested portion of which will settle in shares only at the earlier of the one-year anniversary of the grant or upon the departure of the director from the Board.
2021 Director Compensation. The following table presents the compensation earned or paid to our non-executive directors for fiscal year 2021. Compensation paid to Dr. Slessor, our Chief Executive Officer, for fiscal year 2021 is described under the “Compensation Discussion and Analysis” and “Executive Compensation and Related Information” sections below in this Proxy Statement.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)(4)	All Other Compensation	Total ($)
Raymond A. Link	72,000	128,170	—	200,170
Lothar Maier	66,000	128,170	—	194,170
Rebeca Obregon-Jimenez	52,500	128,170	—	180,670
Sheri Rhodes	56,000	128,170	—	184,170
Edward Rogas, Jr.(5)	30,000	—	24,110	54,110
Thomas St. Dennis	70,000	128,170	—	198,170
Kelley Steven-Waiss	60,261	128,170	—	188,431
Jorge Titinger(5)	16,010	145,515	—	161,525
(1)
The stock awards are restricted stock units that we awarded to our non-executive directors under our 2012 Equity Incentive Plan. The restricted stock units vest monthly over a one-year period and the vested portion settles in shares only at the earlier of the one-year anniversary of the date of grant or upon the departure of the director from the Board.

(2)
The amounts shown reflect the aggregate grant date fair value of all awards granted in fiscal year 2021 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Topic No. ASC 718, Compensation - Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 13, Stock-Based Compensation, to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

(3)
The company calculates the number of restricted stock units subject to an award by dividing the targeted award value by the average closing price of a share of company common stock on the Nasdaq Stock Market during the 20 trading days preceding the date of such award (the “20-day Average Price”). For the awards of 3,792 restricted stock units to

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non-executive directors on May 14, 2021, the 20-day Average Price was $42.20 and the stock price on the date of grant was $33.80. As a newly appointed director, Mr. Titinger received a pro-rated award on June 7, 2021, with a targeted award value of $149,479, or 4,309 restricted stock units, based on the 20-day Average Price of $34.69. The company’s stock price on June 7, 2021 was $33.77.
(4)	A summary of options and restricted stock units outstanding as of December 25, 2021 for each of our non-employee directors is as follows:
Name	Stock Options Outstanding (#)	Restricted Stock Units Outstanding (#)
Raymond A. Link	—	3,792
Lothar Maier	—	3,792
Rebeca Obregon-Jimenez	—	3,792
Sheri Rhodes	—	3,792
Edward Rogas, Jr.	—	—
Thomas St. Dennis	—	3,792
Kelley Steven-Waiss	6,000	3,792
Jorge Titinger	—	4,309
(5)
Mr. Rogas did not stand for re-election at the 2021 annual meeting. Mr. Rogas received $30,000 for his service as director, and $24,110 for his service as director emeritus. Mr. Titinger was appointed to the Board on June 7, 2021.

Other. We reimburse our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our company’s Board and its committees and extend coverage to them under our company’s travel accident and directors’ and officers’ indemnity insurance policies.
Non-executive directors may elect to receive a restricted stock award or restricted stock unit award under our 2012 Equity Incentive Plan in lieu of payment of a portion or all of the non-executive director’s annual retainer based on the fair market value of our common stock on the date the annual retainer would otherwise be paid. None of our directors have made such an election in relation to their annual retainer for 2021.
Edward Rogas, Jr. served as a director from October 2010 to May 2021, and following the 2021 Annual Meeting, the Board exercised its authority under our corporate governance guidelines to appoint him as a director emeritus due to his specialized knowledge and expertise relevant to the business affairs and management of the company accumulated from his activities as a member of the Board of Directors of the company. For his service as director emeritus since May 2021, Mr. Rogas is entitled to receive the same compensation for meetings actually attended as members of the Board of Directors if he so desires, but is not entitled to receive any annual or other periodic fee or retainer paid to members of the Board. For fiscal 2021, Mr. Rogas received $24,110 for his service as director emeritus.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee are Mr. Titinger and Mses. Obregon-Jimenez and Steven-Waiss, with Ms. Steven-Waiss serving as the chairperson. Mr. Rogas also served on the compensation committee from January to May 2021 prior to his departure from the Board. None of the members of our Compensation Committee is, or was during 2021, one of our officers or employees. None of our named executive officers serves, or during fiscal year 2021 served, as a member of the board of directors or compensation committee of any entity that has or then had one or more of its executive officers serving on our Board of Directors or our Compensation Committee.
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Consideration of Director Nominees
Nominations to our Board of Directors are determined by our Board on the recommendation of the Governance and Nominating Committee. The Governance and Nominating Committee generally identifies nominees based upon its own search, as well as recommendations by our directors and management. In addition, the Governance and Nominating Committee also considers recommendations properly submitted by our stockholders. The Governance and Nominating Committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees, and the company has, in the past, paid a third party to assist us in a director search process.
In selecting director nominees, our Governance and Nominating Committee considers many factors, including an understanding of the semiconductor, electronics or other technology industries and experience in business operations, finance, marketing, strategic planning, and other relevant disciplines. Other important factors in the evaluation of candidates include outstanding career achievements; essential and complementary skills; soundness of judgment; independent thinking; and diversity of viewpoints and experience. Recognizing that diversity has multiple dimensions, our Governance and Nominating Committee takes into consideration all aspects of diversity, such as gender, ethnicity, and geographic location, and assesses its effectiveness in this regard as part of its annual Board evaluation process. In selecting director nominees, our Governance and Nominating Committee also considers candidates based on the need to satisfy the applicable SEC regulations and Nasdaq Stock Market rules. Board members are encouraged to cultivate and utilize a diverse professional network to aid in this process.
Stockholders can recommend qualified candidates for our Board of Directors by writing to the Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551. Such candidates will be considered in accordance with our bylaws and are evaluated in the same manner as any other candidates.
After evaluating Lothar Maier, Sheri Rhodes and Jorge Titinger pursuant to the above criteria, our Board of Directors approved the nomination of these three current directors for election to our Board.
Corporate Codes and Policies
We have adopted a Code of Business Conduct that applies to our directors, officers, and employees. Our Code of Business Conduct and other policies are designed to provide that our directors, officers, and employees observe high standards of personal and business ethics, and to provide a means for our directors, officers, and employees to report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. In addition, we have adopted Corporate Governance Guidelines, and policies on insider trading, related party transactions and other matters relevant to our compliance and governance. Our Corporate Governance Guidelines and certain policies are available on the Corporate Governance page of our website at www.formfactor.com. We intend to disclose any amendment or waiver of provisions of our Code of Business Conduct or Corporate Governance Guidelines described above through our website within the four business days following the amendment or waiver.
Stockholder Communications with Our Board
Our stockholders may communicate with our Board of Directors, or any of our individual directors, by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by e-mail at corporatesecretary@formfactor.com. Our Corporate Secretary or a designee will review such correspondence and forward those not deemed frivolous or inappropriate to the Board, or the appropriate Board committee or member(s) of the Board. Our company’s acceptance and forwarding of communications to our Board does not imply that the company’s directors owe or assume any fiduciary duties to persons submitting the communications. Our Governance and Nominating Committee periodically reviews our process for stockholders to communicate with our Board to support effective communications.
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Board Attendance at Annual Meetings
We encourage the members of our Board of Directors to attend our annual meeting of stockholders. We do not have a formal policy requiring attendance at annual meetings by the members of our Board. All eight directors serving at the time of our 2021 Annual Meeting of Stockholders attended the annual meeting online.
Stockholder Engagement
Our investor outreach program utilizes activities such as investor conferences, roadshows, meetings and conference calls to enable two-way discussions about the company’s strategy, operations and financial performance and objectives. The feedback that we receive from our stockholders helps to strengthen our corporate practices over time.
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Corporate Social Responsibility
We believe our integration of corporate social responsibility initiatives into our everyday business is important to creating sustainable value for our stockholders and other stakeholders. We have identified nine areas of focus for our Sustainable Leadership program based upon the nature of our business and stakeholder priorities. This framework positions us for regular improvement in corporate social responsibility for us to have an enduring positive impact for our communities and stakeholders. Additional details about these topics and our Sustainable Leadership program with references to global sustainability reporting standards is available from the Corporate Citizenship page of our website at www.formfactor.com.
Under the Sustainable Leadership program, we aim to do the following:
Sustainable Technology	Design products for a positive impact on society and the environment
Our customers can use our test and measurement products to reduce waste and improve yield, and our products are designed for efficiency
Diversity and Inclusion	Be committed to gender equality, and the inclusion of individuals from diverse cultures, abilities, and backgrounds

Our workforce is markedly diverse, and we treat the recruitment, retention, and promotion of a balanced employee population as an important facet of company performance, including through events, networking groups, and management objectives that help support real inclusiveness

Health and Safety	Provide a safe workplace to provide for the health and well-being of personnel and local communities

We have an array of programs intended to prevent and manage risks from our operations to the wellbeing of our personnel and neighboring communities involving dedicated resources, management systems and a range of training

Labor and Human Rights	Promote ethical labor practices and human rights, and have zero tolerance for forced labor
We operate under high global standards including with our pay practices, benefits, employee leave and other working conditions, and our personnel enjoy freedom of expression, assembly, and movement
Development and Engagement	Provide rewarding employee experiences and growth in all locations

Our employees have many opportunities to regularly grow and experience the rewards of feedback, training, mentorships, team building, career progression, tuition reimbursements, and a culture of transparency

Energy and Climate	Value energy efficiency and recognize the importance of addressing climate change

We utilize a variety of state-of-the-art technologies to reduce our power consumption in manufacturing and to maintain efficient environmental controls, and we continue to make progress towards the reduction of our greenhouse gas emissions

Supply Chain Responsibility	Mitigate the sustainability risks in our extended supply chain

Regular operational reviews involve oversight of key supplier performance including sustainability risks; we expect our suppliers to commit to the Responsible Business Alliance Code of Conduct, and we conduct inquiries into their responsible sourcing

Waste and Chemicals	Reduce waste and carefully manage our use of hazardous substances

We have management systems for our use of chemicals designed to avoid unnecessary risks of waste or threats to the environment and closely track usage, safe handling and environmentally conscious disposal

Volunteering & Youth Education	Support youth education and give back to communities

Our scholarship and internship programs support educational opportunities; we recruit from local schools, donate equipment to schools and other charitable causes, and run a wide variety of giving and community support programs including blood drives, fundraisers and disaster relief efforts

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PROPOSAL NO. 2—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
We are asking you to approve an amendment to our Certificate of Incorporation to declassify the Board of Directors and provide for annual elections of all directors commencing with the 2024 Annual Meeting (the “Certificate Amendment”). This Proposal No. 2 is a result of the Board’s ongoing review and consideration of the company’s corporate governance policies, structure, and functioning, taking into account broader corporate governance trends, peer practices, and views and perspectives of our stakeholders.
Our Board of Directors regularly reviews the implementation of appropriate corporate governance measures. In connection with this review, our Board of Directors considered the advantages of maintaining the classified board structure as well as the advantages of declassifying our Board of Directors. The advantages of maintaining the classified board structure include that a classified board may promote board continuity, encourage a long-term perspective by management and a board of directors, and provide protection against certain abusive takeover tactics. Our Board of Directors understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders. Our Board of Directors also recognizes that stockholders of public companies generally support shifting from classified boards to the annual election of directors. Our Board of Directors believes the Certificate Amendment better aligns our governance with governance practices supported by the majority of our investors. Our Board of Directors also considered that if our Board is declassified, it would be easier for one or more stockholders holding a large number of shares, whether an existing or long-term stockholder or one that accumulates a large position in or for a short period of time, to replace our entire Board of Directors at once. In addition, because our Board of Directors is classified, currently directors can be removed only for cause, whereas under Delaware law directors elected to a board that is not classified can be removed with or without cause.
Our Governance and Nominating Committee and our Board of Directors evaluated the Certificate Amendment in light of the considerations described above. Based on these considerations, upon the recommendation of the Governance and Nominating Committee, the Board has determined that it is in the best interests of the company and its stockholders to amend the company’s Certificate of Incorporation to eliminate its classified board structure and provide for the annual election of each member of the company’s Board as set forth in the Certificate Amendment, and to seek stockholder approval for such amendment, as required by Delaware law. Accordingly, the Board of Directors has unanimously adopted, approved, and declared advisable the Certificate Amendment and adopted resolutions reflecting this.
Description of the Certificate Amendment
Article FIFTH, Section E of our Certificate of Incorporation currently provides that our Board of Directors is divided into three classes of approximately equal size, composed of directors each serving terms of office of three years. As a result, at each annual meeting of stockholders, approximately one-third of our directors are elected to serve for a three-year term. The current terms of our director classes expire as follows: Class I—the Annual Meeting; Class II—our 2023 Annual Meeting of Stockholders; and Class III—our 2024 Annual Meeting of Stockholders. The Certificate Amendment would amend Section E to provide for the annual election of directors. If the Certificate Amendment is approved by our stockholders, it would provide for the annual election of directors to one-year terms, beginning with this year’s Annual Meeting, and the declassification of our Board would be phased in over a period of three years.
Specifically, if the proposed Certificate Amendment is adopted, directors will begin to be elected on an annual basis as follows:
(i) directors who are elected at this Annual Meeting will serve a one-year term and they, or their successors, will stand for election to a one-year term at the 2023 Annual Meeting;
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(ii) directors whose terms expire at the 2023 Annual Meeting, including those directors who are elected at this Annual Meeting, or their successors, will stand for election to a one-year term at the 2023 Annual Meeting; and
(iii) directors whose current terms expire at the 2024 Annual Meeting, including those directors who are elected at this Annual Meeting and the 2023 Annual Meeting, or their successors, will stand for election to a one-year term at the 2024 Annual Meeting.
Beginning with our 2024 Annual Meeting of Stockholders, the declassification of our Board of Directors would be complete and all directors would be subject to annual election for one-year terms. If the proposed Certificate Amendment is adopted, any nominees appointed to fill vacancies on the Board that occur following the 2022 Annual Meeting will also be appointed for a term that ends at the next annual meeting.
Our current Certificate of Incorporation also provides that our directors may only be removed for cause. Consistent with Delaware law, the Certificate Amendment also provides that from and after our 2024 Annual Meeting of Stockholders, directors may be removed either for or without cause. Prior to that, directors would continue to be removable only for cause.
Required Vote
For the Certificate Amendment to become effective, this proposal must receive the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors. If the Certificate Amendment does not receive this level of stockholder approval, the Certificate Amendment will not be implemented, the company’s current classified board structure will remain in place, and the two nominees to be elected as Class I directors and the nominee to be elected as a Class III director pursuant to Proposal No. 1, if so elected, will, in the case of the Class I nominees, serve for a three-year term that expires at the 2025 Annual Meeting and, in the case of the Class III nominee, serve for a two-year term that expires at the 2024 Annual Meeting.
Related Bylaw Amendments
In connection with the Certificate Amendment, the Board of Directors has also approved conforming amendments to our bylaws (the “Bylaw Amendment”) to remove provisions relating to the classified board to be effective upon the filing of the Certificate Amendment with the Secretary of State of Delaware. The Board’s approval of the Bylaw Amendment is conditioned upon the approval by stockholders of the Board’s proposal to amend the Certificate of Incorporation to declassify the Board of Directors as set forth in this proposal. If the Certificate Amendment is not approved by the company’s stockholders, the Bylaw Amendment will not take effect.
Additional Information
If stockholders approve the Certificate Amendment, we will file a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following the vote at the Annual Meeting and the Certificate Amendment will be in effect immediately upon filing. We expect to make this filing before the vote is taken to elect directors at the Annual Meeting so that if the Certificate Amendment is approved, it will be effective when the vote is taken to elect directors. In that event, Proposal No. 1 will be voted on and you will be asked to elect three directors to our Board of Directors to serve for a one-year term until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or their earlier death, resignation or removal. In addition, we intend to file a Restated Certificate of Incorporation to integrate the Certificate Amendment (if approved) into a single document. The foregoing description of the Certificate Amendment is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to our Certificate of
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Incorporation contained in Appendix A are indicated by double underlining and deletions of text are indicated by strikeouts. In the event this Proposal No. 2 is not approved, the Certificate Amendment will not be filed and you will be asked to elect three directors: two Class I directors to serve for three years, and one Class III director to serve for two years.
Our Board of Directors recommends a vote FOR the amendment of our Certificate of Incorporation to declassify the Board of Directors.
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COMPENSATION MATTERS

PROPOSAL NO. 3—ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth below in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. At our 2017 Annual Meeting of Stockholders, consistent with the recommendation of our Board, our stockholders indicated their preference to hold this non-binding “say on pay” advisory vote annually. Depending on the outcome of the frequency vote (Proposal No. 4), the next non-binding advisory vote on executive compensation may occur at our 2023 Annual Meeting.
As in prior years, at last year’s annual meeting we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting. At our 2021 Annual Meeting, our stockholders approved the proposal, with over 99% of voted shares in favor of the proposal.
In fiscal year 2021, the Compensation Committee based its compensation decisions on a variety of factors, including the company’s recent and anticipated performance, job complexity and the value provided, and compensation relative to the company’s peer group, while also considering the effects of compensation on long-term retention, motivation, and alignment with the long-term interests of our stockholders. Peer group trends in other industries with whom we compete for talent were also considered among these factors in evaluating the amount of total direct compensation provided to our named executive officers. By approaching pay in this manner, executives in general should only receive above market pay if warranted by performance under our cash incentive plan or our performance equity grants. In 2021, we continued a compensation practice we started in fiscal year 2012 by granting performance-based RSUs for executives which are tied to company performance over a multi-year period of typically 36 months. Consistent with our broader growth objectives, our 2021 executive compensation program was designed to use a balance of cash and equity and to promote the following purposes:
1.	Focus on performance-based pay as the majority of overall compensation;
2.
Set aggressive performance targets to align the interests of our executives and our stockholders in near-term performance (through our cash incentive plan) and long-term performance (through our equity compensation policy);

3.	Avoid compensation practices that provide for excessive cash compensation and avoid cash-consuming practices such as tax gross-ups, excessive severance and retirement packages, or guaranteed bonuses;
4.
Emphasize equity compensation, including by granting performance-based RSUs, to align the interests of our named executive officers with those of our stockholders and incentivize our named executive officers to improve the company’s operational performance and value; and

5.
Emphasize executive compensation governance policies that are aligned with the interests of our stockholders, including by providing change in control benefits only in the event of a double-trigger change in control (i.e., requiring both termination of employment as well as a change in control) and only within a reasonable time period following a change of control, and by adopting stock ownership, clawback, and anti-hedging/pledging policies.

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We encourage you to carefully review the “Compensation Discussion and Analysis” set forth below in this Proxy Statement for additional details on FormFactor’s executive compensation, including FormFactor’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2021.
We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote “FOR” the approval, on an advisory basis, of the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to FormFactor, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth in the Proxy Statement for the 2022 Annual Meeting of Stockholders, is hereby approved.”
While the results of this advisory vote are not binding, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.
Our Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
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COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis describes FormFactor’s compensation program for its named executive officers. FormFactor’s named executive officers for fiscal year 2021 were Michael D. Slessor, our Chief Executive Officer, and Shai Shahar, our Chief Financial Officer, who were our only executive officers during fiscal year 2021.
Compensation Governance Practices
What We Do
Independence. The Compensation Committee is comprised solely of independent directors. Additionally, the Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee.

Risk Analysis. Compensation programs are structured to avoid inappropriate risk taking by our executives and all employees by having the appropriate pay philosophy, peer group and market positioning to support reasonable business objectives.

Incentive Award Opportunities Capped. We limit our non-equity incentive plan awards to 200% of the target, and we limit our performance-based equity incentive awards to 150% of the target.

Performance-Based Compensation. The majority of executive officer compensation is aligned with pre-determined, objective measures of company performance with both cash incentives and performance-based equity being earned based upon levels of achievement of goals.

Double-Trigger Change in Control Provisions. The change in control severance agreements provided to senior executives have “double-trigger” provisions and the amount of severance provided is within or below standard levels.

Annual Executive Compensation Strategy Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and other factors.

Annual Stockholder Advisory Vote on Named Executive Officer Compensation. We conduct the stockholder advisory vote on the compensation of our named executive officers every year.

Stock Ownership Guidelines. We have adopted strict stock ownership guidelines for our Chief Executive Officer and other executive officers.

Clawback Policy. The Compensation Committee has adopted a clawback policy applicable to incentive-based cash compensation.

What We Don’t Do
No Special Perquisites. We did not provide any special benefits or perquisites to our named executive officers in fiscal year 2021.

No Hedging or Pledging. Our insider trading policy, available on our website, strictly prohibits our directors and officers from purchasing options on our securities, pledging our stock in a margin account or otherwise entering into transactions designed to hedge or offset any decrease in the market value of our stock (such as exchange funds, equity swaps, zero-cost collars and forward sale contracts).

No Guarantees of Employment. We have no employment contracts with any executives that guarantee a term of employment, contain extraordinary severance provisions or guarantee salary increases or bonus amounts.

No Executive Defined Benefit or Retirement Plans. We do not offer supplemental pension arrangements or defined benefit retirement plans or arrangements to our executive officers that are different from or in addition to what is offered to our other employees.

No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested or unearned equity compensation awards.

Prohibition of Repricings. Our Equity Incentive Plan prohibits repricings of any grants under the plan without the approval of stockholders.

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Executive Compensation Philosophy.
The Compensation Committee of our Board of Directors oversees our company’s executive compensation program and is responsible for ensuring that our named executive officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests. The core of our executive compensation philosophy is to pay for performance.
Stockholder support for “Say on Pay” was over 99% approval at the 2021 Annual Meeting. The Compensation Committee did not make any changes to its compensation philosophy and guiding principles in setting fiscal year 2021 compensation as a result of the prior year’s “Say on Pay” vote, and has determined that it will continue to apply the same philosophy and guiding principles to the company’s fiscal year 2022 executive compensation program. The Compensation Committee values and will continue to consider stockholder feedback in the future. See also “Fiscal 2022 Compensation Approach” below for a description of additional executive compensation principles.
Elements of Executive Compensation.
The company’s executive compensation program focuses on total direct compensation, which consists of three primary components: base salary, cash incentives and long-term equity incentives. We provide base salaries that are generally at market-competitive levels, in combination with target cash incentive and equity compensation opportunities, so that we can attract and retain superior executives and managers in an extremely competitive environment for qualified talent. We also pay significant attention to the 50th percentile or median compensation relative to our peer group to assess whether the overall package is competitive. Although we take into account peer benchmarks, we also consider a number of factors such as performance, criticality of the role, retention and internal pay comparisons when determining the level and form of pay. The Compensation Committee takes a holistic view on setting pay to ensure that the overall compensation program is meeting the company’s objectives and to provide the Compensation Committee and our CEO with the necessary flexibility to structure individual compensation packages that are within market standards. We provide our executive officers a variety of benefits that are generally available to all employees, including:
•	base salary;
•	performance-based cash incentives that will only be awarded based on achievement of pre-determined and objective financial goals as determined by the Compensation Committee; and
•
long-term, equity incentive awards that are issued in the form of both performance-based RSUs, for encouraging long-term performance and delivering value for our stockholders over time, and time-vested RSUs, for retention and reinforcing our ownership culture and alignment with stockholders.

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Compensation Framework
Compensation Objectives.
We are committed to a compensation philosophy that is market-competitive and provides that our named executive officers and other employees share in our company’s success. Our executive compensation plans, policies and programs are designed to achieve these three primary objectives:
•	Attract, retain and motivate highly skilled individuals based upon their contribution to the success of our company, and that of our stockholders;
•	Drive outstanding achievement of business objectives and reinforce our company’s strong pay-for-performance culture; and
•	Align our named executive officers’ interests with the long-term interests of our stockholders with a focus on company performance that drives value creation for our stockholders.
Target Pay Position/Mix of Pay.
Our executive compensation program is comprised of a combination of base salary, variable pay-for-performance cash incentive payments, and long-term equity grants. Each of these components is discussed in greater detail below under “Compensation Decisions.” We focus on total direct compensation, and factor in all aspects of pay, including base salary, cash incentives and time-based and performance-based long-term incentives, to maintain a program that, in the aggregate, is market competitive. The Compensation Committee does not have a specific formula that is used to determine the various elements of pay but applies the necessary business judgment required to balance the needs of management in leading the business with those of our stockholders to drive near-term and long-term company performance. We also examine peer group benchmarks and other compensation practices, and taking into account those practices, create an appropriately leveraged, variable compensation program for our named executive officers that reinforces our pay-for-performance culture.
In determining the amounts and forms of compensation, the Compensation Committee also considers such factors as our executives’ experience, performance, internal pay comparisons, retention objectives, and, for the CEO, the relative relationship between the CEO compensation and other leaders in the business, in addition to the impact to the company of cash expenditures and equity dilution. The Compensation Committee believes that this approach best supports a pay-for-performance culture and, in turn, the creation of stockholder value over time. Our emphasis on variable, or at-risk, compensation provides that our named executive officers, subject to retention needs, will only receive target or above-target compensation to the extent that our performance goals have been achieved or exceeded.
As in prior years, our compensation philosophy in 2021 focused on pay-for-performance. We closely aligned the compensation paid to our named executive officers with achievement of both near-term and long-term financial goals. In fiscal year 2021, we structured our compensation mix such that 92% and 88% of the total direct compensation awarded to our CEO and our CFO, respectively, was in the form of variable cash incentives and equity awards. The allocation of shares in our equity awards was approximately 60% performance-based and 40% time-based to emphasize the pay for performance aspect of the policy for long-term performance and retention incentives. The graphic below reflects the general allocation of the core elements of named executive officer compensation for fiscal year 2021.
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(1)	Time-Vested RSU amount based on fair market value at time of grant.
(2)	Performance Based RSU valued at time of grant using the Monte Carlo methodology.
Compensation Benchmarking.
The Compensation Committee examines the compensation practices of a defined peer group of companies, supplemented by survey data using similar peer group parameters, to assess the competitiveness of all elements of our executive officer compensation programs. The Compensation Committee, with the assistance of its independent compensation consultant, Aon, completed its annual review of our peer group for 2021. Based on the Compensation Committee’s review and the advice of Aon, we added four companies to our peer group: MACOM Technology Solutions, National Instruments, Semtech and Viavi Solutions. Additionally, two 2020 peer companies, Nanometrics and Rudolph Technologies, merged to form Onto Innovation which remains in our 2021 peer group. For fiscal year 2021, our peer group consisted of 18 companies for the purposes of evaluating the competitiveness of our named executive officer compensation in fiscal year 2021. The Compensation Committee maintained the general framework for selecting peer companies as in 2020 after considering the policies of outside investors and several governance advisory groups.
2021 Peer Group
Peer Group Selection Criteria
Global Industry Classification Standard Code	Trailing 12-Months Revenue Range	Market Capitalization Range
Semiconductor—45301020 and Semiconductor equipment— 45301010	$210 million - $1.3 billion (0.4x to 2.5x)	$400 million - $4 billion (0.3x to 3x)
Selected Peer Group
Advanced Energy Industries	Entegris	Photronics
Axcelis Technologies	Ichor	Semtech
Brooks Automation	MACOM Technology Solutions	Ultra Clean Holdings
Cabot Microelectronics	MKS Instruments	Veeco Instruments
Coherent	National Instruments	Viavi Solutions
Cohu	Onto Innovation	XPeri
2022 Proxy Statement	39

In selecting the specific companies, the Compensation Committee considered the objective criteria, whether the company was considered a peer by various institutional advisors, such as Institutional Shareholder Services (ISS) and Glass Lewis, as well as if the peer company considered FormFactor a peer. For the 2021 peer group, FormFactor’s revenue was at the 42nd percentile against the peer group with a market capitalization falling at the 44th percentile at the time that the group was approved. The Compensation Committee viewed this group as a balanced group reflective of the compensation policies for companies at a similar business stage that are also competing for executive talent in the sector.
Compensation Decisions
The Board of Directors has delegated to the Compensation Committee the authority to determine all matters of executive compensation and benefits. The Compensation Committee has delegated to our Chief Executive Officer the responsibility of issuing limited equity grants to new non-executive employees based on a pre-approved schedule and grant guideline. The Compensation Committee may, to the extent permitted under applicable law and regulations and the company’s Certificate of Incorporation and bylaws, delegate to one or more designated members of the Board the authority to perform specific duties and responsibilities of the Compensation Committee. The independent compensation consultant hired by the Compensation Committee, Aon, is retained directly by the Compensation Committee. Aon works directly with the Compensation Committee, and not on behalf of our company’s management, to provide independent advice and recommendations on competitive market practices and specific compensation decisions. The company subscribes to Aon’s Radford Global Compensation Database to gain access to data needed for benchmarking for a variety of roles across the company. The Compensation Committee determined that this retention of Aon did not raise a conflict of interest.
Compensation Components
Base Salaries.
Base salaries are designed to provide market-competitive, fixed compensation, which allows us to attract and retain the highly skilled executives required to drive business results and stockholder value.
There is an annual cycle of the Compensation Committee’s compensation-related activities with the competitive benchmarking provided by the independent consultant being one input into the pay changes that may be considered annually. The Compensation Committee typically reviews base salary rates for our named executive officers annually at the regularly scheduled second quarter Compensation Committee meeting, and at other meetings when an executive is considered for promotion. Base salary rates and any annual adjustments are determined by the Compensation Committee based on various factors, including an individual’s level of responsibility, expertise and experience, internal equity, individual and company performance, and competitive conditions in the industry. The salary norms at comparable companies for similar positions is a factor considered from the independent benchmarking, as well as the impact to the company of cash expenditures. The Compensation Committee also considers recommendations made by our CEO regarding salary rate adjustments for his direct reports. There is no specific formula applied between the factors in making the specific pay decisions.
With reference to these and other factors, the Compensation Committee members apply their business judgment to determine the level of base salary for executive officers, particularly because base salary is fixed rather than variable. In fiscal year 2021 the Compensation Committee decided to make no change to the base salary for Dr. Slessor, which therefore remained at $500,000, and increased the base salary for Mr. Shahar from $300,300 to $330,330, which increase was effective in April 2021.
Variable Cash Incentive Plan.
We provide a variable cash incentive opportunity through our Employee Incentive Plan which awards cash bonuses to our named executive officers and other employees based upon the achievement of pre-determined, quantifiable, and objective corporate goals that are determined by the Compensation Committee and approved
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by the Board as needed. We determine these corporate goals based upon the company’s operating plan, the drivers of its performance, and its financial and strategic objectives, to set targets that we believe are challenging but reasonably achievable. The development of our annual operating plan begins with a review of the expectations and results from our previous year and the progress made within our long-term strategic objectives. The goal is to create an annual plan that gives everyone in the organization a view of specific targets based on the company’s overarching strategies, and to hold teams accountable for achievement within practical constraints. The Board considers the annual planning process and its outcome as a critical element to creating a united and focused management team and a workforce well connected to the company’s strategic plans. The Board reviews the annual plan as it is being developed and approves the annual plan only after the Board is satisfied that the plan is in the best interest of the company and its stockholders. The direct link between performance under the annual operating plan and the level of cash payouts under the Employee Incentive Plan helps drive achievement of the company’s near and long-term objectives. We believe that structuring these incentives with a quarterly measurement and payout based on the annual operating plan, as opposed to an annual measurement and payout, is in the best interests of the company and its stockholders as the shorter period allows for better goal setting within the operating plan in the context of the rapidly changing dynamics in our industry. The following is an illustration of the calculation of individual cash incentive payments under our Employee Incentive Plan for our executive officers.

Fiscal 2021 Performance and Impact on Executive Compensation.
We generated sales of $769.7 million and $693.6 million in fiscal years 2021 and 2020, respectively. In 2021, our named executive officers earned performance-based cash incentives under our Employee Incentive Plan that depended solely upon meeting pre-defined company financial metric objectives linked to adjusted operating income results. The adjusted operating income results are comprised of non-GAAP operating income before bonus expense adjusted for other non-ordinary events determined by the Compensation Committee that are not within the annual operating plan. The adjusted operating income result was $177.3 million in 2021, an increase of 3.6% compared to $171.2 million in 2020, primarily as a result of increased revenues and higher utilization of fixed costs. For fiscal year 2021, achievement of the financial goals under the Employee Incentive Plan was above the target level. Consequently, each named executive officer received above target cash incentive pay. A reconciliation of adjusted operating income results to GAAP financial measures is set forth in Annex A.
The Compensation Committee determined that alignment on a single measure of performance for the variable cash incentive compensation of our named executive officers combines an important measure of business performance with the clarity of having simple and objective goals provides. There was also a minimum level of achievement of these targets that had to be met in order for any payout to be made, as well as a cap on all payouts to minimize excessive risk taking, as described in more detail below.
The following table shows the target bonus of each named executive officer as a percentage of salary for 2020 and 2021.
Named Executive Officers	2020 Target Bonus as a % of Base-Salary	2021 Target Bonus as a % of Base-Salary
Michael D. Slessor	100%	100%
Shai Shahar	70%	70%
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If the company had not achieved the financial performance goals established for fiscal year 2021, the actual total cash compensation received by the company’s named executive officers for fiscal year 2021 would have been below target levels. This approach is aligned with the company’s pay-for-performance philosophy.
At the end of each quarter, the Compensation Committee evaluates the performance of the measurement period to determine the actual achievement against the pre-established financial performance goals under the Employee Incentive Plan. For fiscal year 2021, the company achieved varying levels of performance in each quarter as illustrated below. Based on this performance, the average actual bonus awards were aligned with our performance for the year.
The following table shows the level of achievement in relation to the applicable financial goals for each quarter in fiscal year 2021.
Period	Adjusted Operating Income Result (in thousands)(1)	Adjusted Operating Income Target (in thousands)(1)	% Payout Achieved(2)
Q1	43,663	40,566	104%
Q2	40,057	40,566	90%
Q3	45,878	40,566	112%
Q4	47,706	40,566	119%
(1)
Adjusted operating income results and target amounts exclude bonus expense, amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, stock-based compensation, restructuring charges, gain on contingent consideration, acquisition related expenses, and the effect of certain events that are not intended to impact the Employee Incentive Plan performance measure. A reconciliation of adjusted operating income results to GAAP financial measures is set forth in Annex A.

(2)
As a result of these quarterly achievement levels, each named executive officer earned 106% of his annual target cash incentive award for fiscal year 2021. Achievement is calculated on a constant slope, where there is 0% achievement at $16,226 or below and 100% achievement at $42,683 in quarterly adjusted operating income before bonus expense. The maximum achievement under the plan is 200% of target adjusted operating income.

Equity Compensation.
Our 2012 Equity Incentive Plan authorizes the award of different types of equity awards, including stock options, RSUs and performance-based RSUs. Equity awards to our named executive officers are made at the discretion of the Compensation Committee in accordance with the Equity Incentive Plan. Equity compensation tied to the performance of our company’s common stock is used to reward performance and contributions to our company, as well as for retention purposes.
The Compensation Committee believes that equity compensation is a very important component of our pay-for-performance compensation philosophy and is an effective way to align compensation for named executive officers over a multi-year period directly with the interests of our company’s stockholders by motivating and rewarding creation and preservation of stockholder value. Equity awards to our named executive officers are generally made on an annual basis, as are annual equity awards made to other employees of our company. All annual grants are historically approved at a regularly scheduled meeting of the Compensation Committee pursuant to our guidelines for equity awards and issued during an open trading window pursuant to our company’s insider trading policy. The Compensation Committee also considers and grants equity awards for special situations from time to time, such as promotions.
Fiscal 2021 Equity Awards.
In fiscal year 2021, the Compensation Committee chose to continue issuing annual equity awards in the form of a combination of performance-based and time-vested RSUs to our named executive officers. RSUs were awarded because their value is directly impacted by all stock price changes and therefore tied directly to stockholder value. Awards of performance-based restricted stock units were given to our named executive
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officers in fiscal year 2021, constituting the majority of their annual equity awards and tied to a multi-year Total Shareholder Return goal (“TSR”). These performance-based RSU awards are based on the company’s TSR on a relative basis against the S&P Semiconductors Select Industry Index.
The fiscal year 2021 annual equity grants made to our named executive officers were considered in light of the Compensation Committee’s objectives and compensation philosophy in determining total target direct compensation, including as relative to our fiscal year 2021 peer group. The time-based RSU awards will vest annually in equal installments over a period of three years from the date of grant. The performance-based RSU awards will vest following the end of a three-year performance period, depending on how many of the units are earned (between 0% and 150% of the target amount), as certified by the Compensation Committee, based on the company’s TSR for the period from July 1, 2021 through June 30, 2024 relative to the TSR of the companies identified as being part of the S&P Semiconductors Select Industry Index as of July 1, 2021.
The table below reflects selected details relating to the TSR awards granted to Messrs. Slessor and Shahar in fiscal year 2021(1).
Objective	Below Threshold	Threshold	Target	Maximum
Percentile Rank	Below the 25th percentile	25th percentile	50th percentile	75th percentile or higher
Payout Percentage	0% - No payout	50%	100%	150%
(1)	Award payouts are calculated using linear interpolation between performance levels.
The individual award amounts for the fiscal year 2021 annual equity awards to our named executive officers are set forth in the table below.
Named Executive Officer	2021 Annual Time-Based Restricted Stock Unit Awards (#)	2021 Annual Performance- Based Restricted Stock Unit Awards (#)(1)
Michael D. Slessor	40,610	60,915
Shai Shahar	14,665	21,997
(1)
Performance-based RSU awards reflect the “target” number of units that can be earned based on relative TSR performance. Actual units earned may vary from 0% to 150% of the “target” number based upon relative TSR as described above.

See the table entitled “Grants of Plan-Based Awards in Fiscal Year 2021” under “Executive Compensation and Related Information” in this Proxy Statement for additional information regarding these equity awards to our named executive officers in fiscal year 2021.
Achievement of TSR Awards for performance periods ending in 2021.
Our performance-based RSUs granted in fiscal year 2018 had a three-year performance period that ended June 30, 2021. Our TSR for the three-year measurement period was 147% versus the median of the S&P Semiconductors Select Industry Index at 106% resulting in a payout at 142% of target. Our performance-based RSUs granted in fiscal year 2019, 2020 and 2021 have a three-year performance period that ends June 30, 2022, June 30, 2023 and June 30, 2024, respectively, based on TSR.
Named Executive Officer/Grant Year	Target Performance-Based Restricted Stock Unit Awards Scheduled to Vest in 2021 (#)	Number of Performance-Based Restricted Stock Units Achieved (#)	% of Target Achievement
Michael D. Slessor	93,000	132,004	142%
Shai Shahar	38,500	54,646	142%
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Stock Ownership Guidelines
We have stock ownership guidelines for our executive officers, which are set forth in our company’s Corporate Governance Guidelines. Our Corporate Governance Guidelines state that (i) the Chief Executive Officer of the company shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary; and (ii) each “executive officer” other than the Chief Executive Officer of the company (as determined by the Board) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary. Shares counted for this purpose shall include shares owned by the executive officer, shares owned jointly with, or separately by spouse and/or minor children, including shares held in trusts, and vested, unreleased RSUs. New executive officers have five years from the time they become executive officers to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board, executive officers will have three years from the time of the increase to acquire any additional shares needed to meet such revised guidelines.
As of March 29, 2022, each of the named executive officers was in compliance with our guidelines.
Clawback Policy
We have adopted a clawback policy which requires that in the event our company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from any current or former executive officer any incentive-based cash compensation for the three year period preceding the date on which an accounting restatement is required, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.
Change of Control and Severance Benefits
Our change of control severance agreements with our executive officers and certain of our other officers are described in this Proxy Statement under “Executive Compensation and Related Information-Change of Control, Severance, Separation and Indemnification Agreements.” Our Chief Executive Officer, Michael D. Slessor, is also eligible for severance benefits outside of a change of control event if he is terminated without cause or resigns for good reason.
The Compensation Committee believes that these agreements protect the interests of our stockholders by providing a framework for avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The uncertainty about the future status of employment among management that can arise in the face of a potential change of control could result in the untimely departure or distraction of key officers. Change of control severance agreements provide support to officers to remain with our company despite uncertainties while a change of control is under consideration or pending, and the Compensation Committee believes that the potential benefits under these agreements are reasonable and generally comparable to competitive agreements offered by our peer companies to their senior executives. Benefits are “double-trigger,” which means that they are provided to the executive only in the event that the executive is terminated, or the executive involuntarily experiences material changes in terms of employment, following a change of control. We do not provide for gross ups for excise taxes under Internal Revenue Code section 280G.
Current performance-based equity awards will be deemed earned at the greater of target or actual results immediately prior to a change of control if the awards will be otherwise forfeited as determined by the Compensation Committee prior to the change of control.
Other Benefits and Perquisites
Our named executive officers participate in various employee benefit plans, including medical, dental and vision plans, life and disability insurance and our company’s 401(k) and stock purchase plans. These benefit plans are the same plans offered to our other employees.
44	2022 Proxy Statement

Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility of compensation payable in any particular tax year to certain executive officers to the extent that such compensation exceeds $1 million per officer.
Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, among other changes to Section 162(m), the exemption for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017. We continue to monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. The Compensation Committee continues to have the flexibility to pay non-deductible compensation if it believes it is in the best interests of the company.
Fiscal 2022 Compensation Approach
For fiscal year 2022, we have not materially changed our approach to executive compensation.
Equity Compensation Plans
The following table sets forth certain information, as of December 25, 2021, concerning securities authorized for issuance under all equity compensation plans of our company.
Plan Category	Number of securities to be issued under outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders(1)	2,172,934(2)	6.93(3)	6,331,855(4)
Equity compensation plans not approved by our stockholders	—	—	—
Total	2,172,934	6.93	6,331,855
(1)	Includes our 2012 Equity Incentive Plan and the Employee Stock Purchase Plan.
(2)
Represents 6,000 shares subject to outstanding options, 1,538,813 shares subject to outstanding time-based restricted stock units, and 628,121 shares subject to unearned performance-based restricted stock units. The unearned performance-based restricted stock units reflect the “target” number of units that can be earned based on the award metric. Actual units earned under grants may vary from 0% to 150% of the “target” number. Excludes securities that may be issued under our Employee Stock Purchase Plan.

(3)	Excludes outstanding RSUs, both “time” and “performance” based awards, which do not have an exercise price.
(4)
Represents, as of December 25, 2021, 4,538,783 shares of our common stock reserved for future issuance under our 2012 Equity Incentive Plan and 1,793,072 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan, including 157,642 shares subject to purchase during the purchase periods in effect as of December 25, 2021. Securities available for future issuance under the 2012 Equity Incentive Plan reflects unearned performance-based RSU awards based on the metric “target” level. Securities available for issuance will be adjusted accordingly based on the actual units earned.

2022 Proxy Statement	45

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with our company’s management. Based on these reviews and discussions, the Compensation Committee has recommended to FormFactor’s Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee.
Kelley Steven-Waiss, Chairperson
Rebeca Obregon-Jimenez
Jorge Titinger
46	2022 Proxy Statement

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Executive Officers
Name	Age	Position
Michael D. Slessor	52	Chief Executive Officer and Director
Shai Shahar	50	Chief Financial Officer
Michael D. Slessor became our Chief Executive Officer on December 28, 2014 and is a member of our Board of Directors. Dr. Slessor’s biographical information is described in Proposal No. 1 above.
Shai Shahar has served as our Chief Financial Officer since March 2018. Mr. Shahar served as the Vice President Finance & Operations of Nova Measuring Instruments, a leading provider of metrology solutions used in semiconductor manufacturing, from April 2017 to March 2018. From June 2014 to January 2016, Mr. Shahar served as Vice President Finance and Corporate Controller of PMC-Sierra, Inc., a fabless semiconductor company, and served as its Vice President Finance, FP&A, from 2011 to 2014, following its acquisition of Wintegra, Inc. Mr. Shahar was Chief Financial Officer of Wintegra, Inc., a fabless semiconductor company, from 2006 to 2010. From 1997 to 2006, Mr. Shahar worked in progressive roles as a senior manager at Ernst & Young, where he was responsible for private and public company accounts, including Nasdaq-listed technology companies. Mr. Shahar is a certified public accountant in Israel, and received his bachelor’s degree in Accounting and Economics in 1998 from the Recanati School of Business, Tel Aviv University, Israel.
Summary Compensation
The following table presents information regarding the compensation paid during fiscal years 2021, 2020 and 2019 to our President and Chief Executive Officer and our Chief Financial Officer, who were our only executive officers during fiscal year 2021.
Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael D. Slessor, President and Chief Executive Officer	2021	500,000	—	5,515,244	619,577	10,369	6,645,190
	2020	519,231(5)	—	4,305,500	711,319	21,261	5,557,311
	2019	500,000	—	3,165,100	373,783	10,835	4,049,718
Shai Shahar, Chief Financial Officer	2021	322,245	—	1,991,621	270,469	8,123	2,592,458
	2020	311,850(5)	—	1,859,976	299,053	16,243	2,487,122
	2019	287,714	—	1,123,100	147,290	4,838	1,562,941
(1)
The dollar amounts shown are based on the fair value of the award as of the grant date. The fair value of our fiscal year 2021 time-based stock awards was based on the closing fair market value of our common stock as reported on the Nasdaq Stock Market on the grant date. The fair value of our performance-based stock awards (which are market-based stock awards) was derived under a Monte Carlo simulation model. Assumptions used in the calculation of these amounts are described in Note 13, Stock-Based Compensation, to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

(2)	Represents amounts earned for performance in the applicable year under our company’s Employee Incentive Plan, which is described under “Compensation Discussion and Analysis” in this Proxy Statement.
(3)	The amounts in this column represent matching contributions under our company 401(k) Plan and healthcare related benefits.
(4)
The dollar amount shown includes time-based and performance-based RSU awards. The payout range for the performance-based RSU awards is 0% to 150%, with the grant date valuation adjusted to assume the maximum achievement

2022 Proxy Statement	47

of 150%. Actual performance may result in fewer shares becoming earned and vested, which will reduce the realized value of the award. The 2021 grant date value of performance-based RSUs adjusted to assume the maximum achievement of 150% was $3,976,531 and $1,435,964 for Dr. Slessor and Mr. Shahar, respectively.
(5)
Salary compensation paid during fiscal year 2020 is above the base salaries of $500,000 and $300,300 for Messrs. Slessor and Shahar, respectively, as a result of there being 27 pay periods in 2020 instead of the usual 26 pay periods in the year due to the last day of the pay period falling within the calendar as a result of the timing of certain holidays.

Grants of Plan-Based Awards in Fiscal Year 2021
The following table presents information regarding RSUs granted during fiscal year 2021 to our named executive officers. These equity awards were granted under our 2012 Equity Incentive Plan. The vesting schedule for the awards is set forth below in the table “Outstanding Equity Awards at Fiscal Year Ended December 25, 2021.” There can be no assurance that the “Grant Date Fair Value of Stock Awards” will ever be realized. The following table also presents information in the “Non-Equity Incentive Plan Awards” columns regarding potential awards under our Employee Incentive Plan for fiscal year 2021. All awards presented in the table below are further described under “Compensation Discussion and Analysis-Compensation Components” in this Proxy Statement.
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Michael D. Slessor	—	—	500,000	1,000,000	—	—	—	—	—
	8/2/2021	—	—	—	—	—	—	40,610	1,538,713
	8/2/2021	—	—	—	30,458	60,915	91,373	—	3,976,531
Shai Shahar	—	—	224,763	449,526	—	—	—	—	—
	8/2/2021	—	—	—	—	—	—	14,665	555,657
	8/2/2021	—	—	—	10,999	21,997	32,996	—	1,435,964
(1)	Represents the target awards under the Employee Incentive Plan.
(2)
Represents the performance-based RSU awards (which are market-based awards). The performance-based RSU awards were issued on August 2, 2021 and vest on August 2, 2024 based on the company’s relative TSR performance from July 1, 2021 through June 30, 2024.

(3)	Represents the time-based RSU awards granted. The time-based RSU awards were issued on August 2, 2021 and vest over a three-year period in three equal installments on August 2, 2022, 2023 and 2024.
(4)
Represents the aggregate grant date fair value of time-based and performance-based RSU awards adjusted to assume the maximum achievement of 150%. The grant date fair value of the performance-based RSU awards is derived using a Monte Carlo simulation model. The grant date fair value of our time-based RSU awards is based on the closing fair market value of our common stock on the Nasdaq Stock Market on the grant date.

Assumptions used in the calculation of these amounts are described in Note 13, Stock-Based Compensation, to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021. The use of any stock-based compensation valuation model should not be interpreted as a prediction of the actual value that may be realized from the award.
48	2022 Proxy Statement

Outstanding Equity Awards at Fiscal Year Ended December 25, 2021
The following table presents information regarding outstanding stock awards held by our named executive officers at December 25, 2021. None of our named executive officers held outstanding stock option awards at December 25, 2021.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael D. Slessor	20,667(2)	919,888	139,500(5)	6,209,145
	33,334(3)	1,483,696	37,500(6)	1,669,125
	40,610(4)	1,807,551	60,915(7)	2,711,327
Shai Shahar	7,334(2)	326,436	49,500(5)	2,203,245
	14,400(3)	640,944	16,200(6)	721,062
	14,665(4)	652,739	21,997(7)	979,086
(1)
Market value was determined by multiplying the closing fair market value for a share of our company’s common stock as of December 23, 2021, which was our company’s last business day of fiscal year 2021, of $44.51, by the number of unvested and unearned units.

(2)	33.33% of the stock units vest each June 4 commencing after June 4, 2019.
(3)	33.33% of the stock units vest each August 27 commencing after August 27, 2020.
(4)	33.33% of the stock units vest each August 2 commencing after August 2, 2021.
(5)
Represents 150% of the market-based restricted stock units granted June 4, 2019 that will vest based on the company’s TSR relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index for the period from July 1, 2019 to June 30, 2022. As of December 23, 2021, the award achievement level was calculated at 123% of target. The payout range for the market-based restricted stock unit award is 50% to 150%. Any earned units will vest on the Compensation Committee’s certification date in 2022.

(6)
Represents 50% of the market-based restricted stock units granted August 27, 2020 that will vest based on the company’s TSR relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index for the period from July 1, 2020 to June 30, 2023. As of December 23, 2021, the award achievement level was calculated at 0% of target. The payout range for the market-based restricted stock unit award is 50% to 150%. Any earned units will vest on the Compensation Committee’s certification date in 2023.

(7)
Represents 100% of the market-based restricted stock units granted August 2, 2021 that will vest based on the company’s TSR relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index for the period from July 1, 2021 to June 30, 2024. As of December 23, 2021, the award achievement level was calculated at 87% of target. The payout range for the market-based restricted stock unit award is 50% to 150%. Any earned units will vest on the Compensation Committee’s certification date in 2024.

2022 Proxy Statement	49

Option Exercises and Stock Vested During Fiscal Year Ended December 25, 2021
The following table presents information concerning the exercise of options during fiscal year 2021 by our named executive officers, and the vesting of stock units held by them during fiscal year 2021 (with the reported value based on the market price on the applicable date).
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael D. Slessor	100,000	4,058,120	190,004	6,594,020
Shai Shahar	—	—	84,679	3,096,058
Change of Control, Severance, Separation and Indemnification Agreements
Change of Control Severance Agreements. We have entered into change of control severance agreements with each of our named executive officers and certain other officers. Each change of control severance agreement provides for the officer to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the officer signing a release of claims in favor of our company:
•
lump sum cash severance payment equal to one year’s annual base salary and the greater of (a) the annual target bonus or (b) the annual target bonus multiplied by the average rate of annual bonus relative to the target paid to officers covered by similar change of control severance agreements for the two most recently completed fiscal years (subject to the participating officer’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination);

•
continuation of health benefits for one year (subject to the participating officer’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination); and

•
fully accelerated vesting of all equity awards, with performance-based equity awards deemed earned at the greater of target or the actual results immediately prior to the change of control, and unless the awards are replaced, the awards will be settled immediately prior to the change of control and any forfeiture provisions and/or company right of repurchase automatically lapsing in full.

Terminations of employment that entitle the officer to receive severance benefits under the change of control severance agreement consist of either a termination by our company without “cause” or by resignation of the officer for “good reason” within 120 days of an event constituting “good reason” if, in each case, within one year following a “change of control.” The change of control severance agreements provide the following definitions:
•	“change of control” means the first to occur of any of the following events:
(i)
the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

50	2022 Proxy Statement

(ii)
(A) any approval by our stockholders of a plan of complete liquidation of our company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by our company of all or substantially all of our company’s assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of our company and other than a sale or disposition which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than 60% of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition; or

(iii)
any “person” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 40% or more of the total voting power represented by our company’s then outstanding voting securities; or

(iv)
during any period of two consecutive years after the effective date of the change of control severance agreement, the incumbent directors cease for any reason to constitute a majority of our Board of Directors.

•	“cause” means the occurrence of any of the following:
(i)
any act of personal dishonesty taken by the employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the employee and is reasonably likely to result in material harm to our company;

(ii)	the employee’s conviction of a felony;
(iii)	a willful act by the employee which constitutes misconduct and is materially injurious to our company; or
(iv)
continued willful violations by the employee of the employee’s obligations to our company after the employee has received a written demand for performance from our company which describes the basis for our company’s belief that the employee has not substantially performed his or her duties.

•	“good reason” means the occurrence of any of the following:
(i)
without the employee’s express written consent, a material reduction of the employee’s duties, position or responsibilities relative to the employee’s duties, position or responsibilities in effect immediately prior to the change of control;

(ii)	a reduction of more than 10% of the employee’s base salary or target bonus as in effect immediately prior to such reduction;
(iii)	without the employee’s express written consent, the relocation of the employee’s primary work location by more than 50 miles; or
(iv)	the failure of our company to obtain the assumption of the change of control severance agreement by a successor;
provided, however, that the employee will have good reason to terminate employment only if (i) the employee provides notice to the company of the existence of the event or circumstances constituting good reason specified in any of the preceding clauses within 90 days of the initial existence of such event or circumstances, and (ii) the company does not remedy such event or circumstances within 15 days following receipt of such notice.
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The change of control severance agreements provide that if payments to an officer are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced only to the extent that such reduction would increase the benefits received by the officer on an after-tax basis. The change of control severance agreements do not alter the at-will employment of the officers who have entered into them.
The following table presents information regarding change of control payment and benefit estimates for our named executive officers who were subject to the change of control and severance agreement at fiscal year-end. We prepared the table assuming that both a change of control occurred, and the employment of our current named executive officers was terminated without cause or by resignation of the officer for good reason on December 23, 2021, which was our company’s last business day of fiscal year 2021. For RSU awards, the intrinsic value is based upon the December 23, 2021 closing price for our company’s common stock of $44.51. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such change of control and such officer’s separation from our company.
	Michael D. Slessor	Shai Shahar
Base salary ($)	500,000	330,330
Short-term incentive compensation ($)(1)	642,500	297,132
Stock options ($)	—	—
Stock awards ($)(2)	15,335,653	5,842,116
Health benefits ($)	31,432	22,823
Sub-Total ($)	16,509,586	6,492,400
280G Reduction in Severance Benefits ($)	—	—
Total ($)	16,509,586	6,492,400
(1)
Short-term incentive compensation includes the annual target bonus multiplied by the average rate of annual bonus earned for the two most recently completed fiscal years of 129%. Our Employee Incentive Plan has achieved payouts of 151% and 106% for fiscal years 2020 and 2021, respectively.

(2)
Stock awards include time-based RSU awards and market (TSR) based RSU awards. The change of control payout percentages of 123%, 100% and 100% for the market (TSR) based RSU awards granted in 2019, 2020 and 2021, respectively, are calculated at the greater of target or the actual TSR payout percent based on the achievement as of December 25, 2021.

Severance Agreement with Dr. Slessor. The CEO Change of Control and Severance Agreement with Dr. Slessor also provides that if his employment is terminated by our company as a result of any involuntary termination at any time other than within 12 months following a change of control (as these terms are defined in the agreement), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the number of calendar days the officer was employed in the year of his termination (or if such bonus is intended to be under a Section 162(m) plan, a pro-rata portion of the lesser of (x) the bonus actually earned for the year of termination, as determined following the end of the year, and (y) the target bonus), health benefits coverage for twelve months, accelerated vesting of his outstanding equity awards as if he had continued in employment for twelve additional months following his separation; provided that with respect to any performance-based equity award for which the performance period has not ended as of the date of termination but for which the initial vesting date would occur within twelve months following his separation, such performance award will remain outstanding and, upon determination of the amount earned for such performance period, the earned amount of the performance award will be subject to the same twelve-month acceleration; and twelve months following his separation to exercise any vested stock options not to exceed the expiration date of such options. These separation benefits are subject to Dr. Slessor executing a release in favor of FormFactor.
The following table presents information regarding payment and benefit estimates for Dr. Slessor assuming that his employment with our company was terminated without cause by us or by his resignation within 120 days of any event constituting good reason on December 23, 2021, which was our company’s last business day of
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fiscal year 2021. For RSU awards, the intrinsic value is based upon the December 23, 2021 closing price for our company common stock of $44.51. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of his separation from our company.
Michael D. Slessor
Base salary ($)	500,000
Short-term incentive compensation ($)	500,000
Stock options ($)	—
Stock awards ($)(1)	8,473,398
Health benefits ($)	31,432
Sub-Total ($)	9,504,830
280G Reduction in Severance Benefits ($)	—
Total ($)	9,504,830
(1)
Stock awards include time-based restricted stock unit awards and market (TSR) based restricted stock unit awards. The value for the market (TSR) based restricted stock unit awards are calculated at the maximum achievement level for such grants.

Indemnification Agreements. We have entered into indemnification agreements with each of our current and former directors, current and former executive officers and certain other officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements are in addition to the indemnity provisions in our Certificate of Incorporation and bylaws. We also intend to enter into indemnification agreements with our future directors and executive officers.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our principal executive officer.
The purpose of this disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal year 2021, the principal executive officer of FormFactor was our Chief Executive Officer, Dr. Michael D. Slessor. For 2021, the combined annual total compensation for Dr. Slessor was $6,645,190, and for our median-compensated employee was $87,419, resulting in an estimated pay ratio of 76:1.
In accordance with Item 402(u) of Regulation S-K, we identified the median-compensated employee by
(i) aggregating for each applicable employee (A) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule, for permanent hourly employees (prorated for the portion of the year worked for non-permanent employees), as of December 25, 2021 (the employee determination date), (B) the target bonus or commission for 2021, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees world-wide, excluding Dr. Slessor, whether employed on a full-time, part-time, or seasonal basis. Components of compensation paid in foreign currencies were converted to U.S. dollars based on exchange rates as of the end of our 2021 fiscal year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY
OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
You are being provided with the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, as provided in Proposal No. 3. This advisory vote is referred to here as the “frequency of say on pay” vote. Under this Proposal No. 4, you may vote on whether you would prefer to have a “say on pay” vote every year, every 2 years or every 3 years.
Our Board of Directors believes that the “say on pay” advisory vote should be conducted every year. An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
You may cast your vote on your preferred voting frequency by choosing the option of every 1 year, every 2 years or every 3 years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of every 1 year, every 2 years, or every 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which FormFactor, Inc. is to hold a stockholder advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”
While this advisory vote on the frequency of “say on pay” vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes.
Our Board of Directors recommends a vote for EVERY 1 YEAR for the frequency for future advisory votes on executive compensation.
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PROPOSAL NO. 5—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2012 EQUITY INCENTIVE PLAN BY 4,000,000 SHARES AND TO EXTEND THE TERM OF THE 2012 EQUITY INCENTIVE PLAN TO 2032
The Board believes that participation in our 2012 Equity Incentive Plan by our employees, consultants, and non-employee directors promotes the long-term success of the company’s business and the creation of stockholder value, by providing them with an incentive to exert their maximum effort toward achieving that success and value. We have long recognized that having an ownership interest in the company is critical to aligning the financial interests of our employees with the interests of our stockholders. We also actively compete for highly qualified employees, including employees with particularly sought-after technical expertise and management experience. Our equity compensation program is a vital component of our strategy to attract and retain key individuals.
The Compensation Committee of our Board of Directors has recommended, and our Board of Directors has approved, the amendment and restatement of our Equity Incentive Plan that is the subject of this Proposal No. 5, subject to approval by our stockholders at this year’s Annual Meeting. As proposed for approval, the amended and restated Equity Incentive Plan will (i) increase by 4,000,000 the number of shares of common stock authorized for issuance under the Equity Incentive Plan and (ii) provide that the Equity Incentive Plan will expire on the date of our 2032 Annual Meeting (if not again renewed by our stockholders). It will become effective and will replace the current Equity Incentive Plan upon approval by stockholders.
Our named executive officers and non-employee directors have an interest in this proposal as they are eligible to receive equity awards under the Equity Incentive Plan.
Summary of Proposed Changes
The first material change we are proposing to the Equity Incentive Plan is to increase the maximum number of shares of common stock authorized for issuance over the remaining term of the Equity Incentive Plan by an additional 4,000,000 shares. Any shares issued under the plan pursuant to an RSU, restricted share, performance share or deferred stock unit award will reduce the total number of shares available for issuance under the Equity Incentive Plan at the rate of 1.7 shares for every one share issued pursuant to such award, for a maximum of 2,352,941 shares. As of March 29, 2022, there were 4,549,202 shares available for future grants under the Equity Incentive Plan.
The second material change we are proposing to the Equity Incentive Plan is to provide that it will expire on the date of our 2032 Annual Meeting (if not again renewed by our stockholders). The terms of the current Equity Incentive Plan provide that the Equity Incentive Plan will expire on the date of our 2030 Annual Meeting (if not again renewed by our stockholders).
About Our Request for Additional Shares
We have historically used awards under the Equity Incentive Plan as an important component of our compensation program for executive officers, non-employee directors and certain employees. We grant time-based restricted stock unit awards, or RSUs, to our senior executives, as well as to our non-employee directors and to non-executive employees. We also grant performance-based restricted stock unit awards, or PRSUs, to senior executives. We believe that having the ability to grant equity awards in the future to our executives, our non-employee directors and our non-executive employees, is an essential recruiting and retention tool that allows us to offer competitive compensation packages and aligns the interests of the award holders with the interests of other stockholders.
2022 Proxy Statement	55

We are committed to effectively managing our share reserves for equity compensation, while properly taking into consideration shareholder dilution. We, therefore, carefully manage our burn rate. We endeavor to achieve burn rates that are consistent with our industry and profile, and within guidelines published by independent shareholder advisory groups. Detailed information about equity awards issued in fiscal year 2021 and other relevant information is set forth below.
The proposed amendment and restatement of the Equity Incentive Plan will provide for approval of an additional 4,000,000 shares of common stock, which will help to assure that a sufficient reserve of common stock remains available under the Equity Incentive Plan to allow us to continue to provide equity incentives to our key personnel on a competitive level. The number of shares we use for awards under the Equity Incentive Plan can vary over time based on our stock price, and the number of executive officers, non-employee directors, and employees who receive awards under the plan. In determining the number of additional shares, we are asking stockholders to approve, our management and Board considered a number of factors, including the following:
Historical Grant Practices.
The Compensation Committee considered the historical amounts of equity awards we have granted in the past three fiscal years, as listed in the following table.
Fiscal Year	RSU Share Awards Granted (in thousands)	Performance-Based RSU Share Awards Granted (in thousands)	Basic Weighted Average Shares Outstanding (in thousands)
2021	715	197	77,787
2020	948	262	76,681
2019	1,210	273	74,994
On an annual basis, we have historically granted full-value awards in the form of time-vested RSUs and performance-based PRSUs.
The historical grant information for our 2019 through 2021 fiscal years results in an average annual burn rate of 1.66% of the then Basic Weighted Average Shares Outstanding as shown in the following table, counting both options and full-value awards on a one-for-one basis.
Fiscal Year	Time-Based RSUs Granted (in thousands)	Performance-Based RSUs Vested (in thousands)(1)	Basic Weighted Average Shares Outstanding (in thousands)	Burn Rate
2021	715	461	77,787	1.51%
2020	948	319	76,681	1.65%
2019	1,210	162	74,994	1.83%
(1)	We have not included the number of performance-based equity awards granted as they will only be counted when and if earned.
Forecasted Grant Practices.
Our Compensation Committee considered our historic burn rate and the impact of utilizing regular annual equity compensation grants during fiscal years 2020 and 2021, and to date in fiscal year 2022, in determining the amount of the requested share increase. Based on these factors, we currently project that the requested share increase will allow us to meet our recruiting and retention needs for the next two to three years. This projection is dependent on numerous factors that cannot be predicted with certainty, including the price of our shares, our hiring activity during the next few years, forfeitures of outstanding awards, changes in our strategy and macroeconomic events, among other factors. As a result, this projection is inherently uncertain.
56	2022 Proxy Statement

Awards Outstanding Under Existing Grants.
As of the record date:
•	We had outstanding grants of approximately 1,530,763 unvested RSU awards and 624,855 unvested performance based RSU awards (at target) and there were no outstanding stock options;
•	We had 4,549,202 shares available for future issuance under our Equity Incentive Plan;
•
Our outstanding equity awards (not including under our Employee Stock Purchase Plan) plus the shares available for future issuance under our Equity Incentive Plan, as listed above, assuming grants with a mix of types comparable to historical rates for 2020 and 2021 represented approximately 8.6% of our outstanding shares of common stock (commonly referred to as the “overhang”) as of March 29, 2022; and

•
Subject to approval of the amended and restated Equity Incentive Plan by our stockholders, we estimate that the outstanding awards as of the record date plus the shares available for future issuance under our Equity Incentive Plan (including the 4,000,000 additional shares being requested under the Equity Incentive Plan) and assuming grants with a mix of types comparable to historical rates for 2020 and 2021 will result in overhang of approximately 11.6%.

Approval of this amendment and restatement of the Equity Incentive Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present online or by proxy and entitled to vote at the Annual Meeting.
Our Board of Directors recommends a vote FOR the amendment and restatement of the 2012 Equity Incentive Plan.
Plan Description
The following is a summary of certain of the material terms and provisions of the current Equity Incentive Plan and its operation. This summary does not purport to be a complete description of all provisions of the Equity Incentive Plan and is subject to and qualified in its entirety by the provisions of the Equity Incentive Plan.
Permitted Awards. Under the Equity Incentive Plan, the following types of awards may be made:
•	incentive stock options under Section 422 of the
Internal Revenue Code
•	stock appreciation rights (“SARs”)
•	restricted stock units (“RSUs”)
•	performance units
•	nonqualified stock options
•	restricted shares
•	performance shares
•	deferred stock units
Shares Available. As of the record date, 4,549,202 shares were available for future grants under the Equity Incentive Plan. If our stockholders approve this Proposal No. 5, an additional 4,000,000 shares will be available.
Any shares issued under the plan pursuant to an RSU, restricted share, performance share or deferred stock unit award will reduce the total number of shares available for issuance under the Equity Incentive Plan at the rate of 1.7 shares for every one share issued pursuant to such award (for a maximum of 2,352,941 shares under new awards of these types after the new share allocation is scaled accordingly). Shares underlying the following types of awards (including any awards granted prior to any stockholder approval of the Equity Incentive Plan) will be added back to the number of shares reserved for issuance under the Equity Incentive Plan and will accordingly be available for subsequent issuance:
•	Awards that are canceled, that expire or otherwise terminate without the issuance of shares;
2022 Proxy Statement	57

•	RSUs, restricted shares, performance shares, performance units or deferred stock units that are forfeited; and
•
Unvested shares issued under the plan that are either forfeited by the participants or repurchased by us (at not more than the original exercise or issue price paid per share) pursuant to our repurchase rights under the plan.

We do not allow shares of common stock to be added back to the Equity Incentive Plan reserve for future grants in the following circumstances: (i) shares tendered as payment for a stock option exercise price; (ii) shares withheld to cover taxes under any type of award; (iii) the number of shares covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued and distributed upon exercise of the stock appreciation right; and (iv) in the event that the company repurchases shares with option proceeds.
Eligibility. Under our Equity Incentive Plan, awards may be granted to our employees, consultants, and non-employee members of our Board. Incentive stock options may only be granted to employees. As of December 25, 2021, all of our current executive officers (2 persons), all of our non-employee members of the Board (7 persons) and approximately 1,271 other employees were eligible to participate in the Equity Incentive Plan for a total of 1,280 eligible participants. In fiscal year 2021, 731 employees other than our named executive officers received awards under the Equity Incentive Plan.
No Repricing. Our Equity Incentive Plan prohibits the repricing (directly or indirectly) of options and SARs, including cashing out underwater awards.
Plan Administration. The Equity Incentive Plan may be administered by our Board of Directors or by a committee of Board members appointed by our Board (the “Administrator”). The Administrator has the authority to, among other things, interpret the plan and apply its provisions, determine the recipients and terms of awards, and amend the terms of certain existing awards subject to certain limits (for example, the Administrator may not reprice outstanding options or SARs without stockholder approval). All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of awards under the Equity Incentive Plan and on all persons deriving their rights therefrom.
Amendments and Termination. The Administrator may amend or terminate the Equity Incentive Plan at any time and from time to time. Rights and obligations under any award granted before amendment or termination of the Equity Incentive Plan may not be materially impaired by such amendment or termination without consent of the affected award holder. Amendments to the Equity Incentive Plan are subject to the approval of the company’s stockholders to the extent required by applicable laws, regulations or rules, including, but not limited to, any applicable rules or regulations of the Nasdaq Stock Market. In addition, no material amendment may be made to the plan without the approval of the company’s stockholders. No shares may be issued or sold under the Equity Incentive Plan after the termination thereof, except upon exercise of an award granted prior to such termination. The termination of the Equity Incentive Plan, or any amendment thereof, may not adversely affect any shares previously issued or any awards previously granted under the Equity Incentive Plan.
Transferability. Except as set forth in a stock option award agreement, during a participant’s lifetime, the participant’s option(s) shall be exercisable only by the participant and shall not be transferable, and in the event of a participant’s death, the participant’s option(s) shall not be transferable other than by will or by the laws of descent and distribution. Awards may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law; provided, however, that a participant may designate a beneficiary and awards may be transferable by will or by the laws of descent and distribution.
United States Federal Tax Information. The following summary of the effect of United States federal income taxation upon participation in the Equity Incentive Plan does not purport to be complete and reference should be made to the applicable provisions of the Internal Revenue Code. This summary may differ from the actual tax consequences incurred by any individual recipient of an award. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may
58	2022 Proxy Statement

reside. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements, and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements, and court decisions. Any such change may affect the federal income tax consequences described below.
Incentive Stock Option. An individual granted an incentive stock option is not taxed on the date of grant or vesting of the option. If the shares underlying the option are held for at least two years from the date of grant and at least one year from the date of exercise of the option (the “holding periods”), then upon the sale of the shares the individual will generally recognize a long-term capital gain or loss equal to the difference between the exercise price of the option and the fair market value of the common stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disposition (a “disqualifying disposition”) of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the common stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to participants subject to the alternative minimum tax.
Nonqualified Stock Option. An individual granted a non-qualified stock option generally is not taxed on the date of grant or vesting of the option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.
Stock Appreciation Right. An individual granted a SAR will generally recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR’s exercise price and the fair market value of the shares underlying the SAR on the date of exercise.
Restricted Stock. Following a grant of restricted stock, unless the recipient makes a timely election under Section 83(b) of the Internal Revenue Code, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the recipient makes a timely election under Section 83(b), the recipient is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.
Restricted Stock Units. A participant generally will recognize no income upon the receipt of an award of RSUs. Upon the settlement of RSUs, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any substantially vested shares received in respect of vested RSUs. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss.
Section 409A. Section 409A of the Internal Revenue Code (which we refer to as Section 409A) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Equity Incentive Plan having a deferral feature are subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts
2022 Proxy Statement	59

deferred under the award, to the extent vested, which may be prior to the time the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax penalty on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Company Deduction and Section 162(m). In general, the company is entitled to a deduction with respect to any award under the Equity Incentive Plan that is equal to the ordinary income recognized by the award recipient. Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to the company due to the application of Section 162(m).
Number of Awards Granted to Employees, Consultants, and Directors. The number of awards that an employee, director, or consultant may receive under the Equity Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As of March 29, 2022, the closing price of our common stock traded on the Nasdaq Stock Market was $[•] per share.
The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares subject to options granted under the Equity Incentive Plan (whether or not outstanding, vested, or forfeited, as applicable) and the aggregate number of shares subject to awards of restricted stock units (including market based restricted stock units assuming maximum performance) granted under the Equity Incentive Plan (whether or not outstanding, vested, or forfeited, as applicable) as of March 29, 2022.
Name of Individual or Group	Number of Options Granted (#)	Number of Shares Subject to Stock Awards (#)
Michael D. Slessor, President and Chief Executive Officer	450,000	1,298,367
Shai Shahar, Chief Financial Officer	—	290,507
All current executive officers as a group	450,000	1,588,873
All current non-employee directors as a group	6,000	813,248
Each nominee for election as a director	—	102,108
Each associate of any such directors, executive officers or nominees	—	—
All employees, including all current officers who are not executive officers, as a group	24,518	8,573,567
SEC Registration. We intend to file with the U.S. Securities and Exchange Commission in the second half of 2022 a registration statement on Form S-8 covering the new shares reserved for issuance under the Equity Incentive Plan.
60	2022 Proxy Statement

AUDIT MATTERS

PROPOSAL NO. 6—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022
The sixth proposal is to ratify the selection of KPMG LLP (“KPMG”) as FormFactor’s independent registered public accounting firm for fiscal year 2022. The Audit Committee of our Board of Directors has appointed KPMG as the independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2022, and our stockholders are being asked to ratify such selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire to do so. KPMG has served as the company’s independent registered public accounting firm since 2013.
Ratification by our stockholders of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our Certificate of Incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.
Principal Auditor Fees and Services
Our Board of Directors is recommending a vote for ratification of the selection of KPMG as the company’s independent registered accounting firm for fiscal year 2022. The following is a summary of fees for professional services rendered to our company by KPMG, our independent registered public accountant, related to fiscal year 2021 and 2020.
	2021	2020
Audit Fees	$1,921,164	$1,967,876
Audit-Related Fees	—	75,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,921,164	$2,042,876
Audit Fees. Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2021 and 2020, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for fiscal years 2021 and 2020. Audit fees also include services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees. Audit-Related Fees consist of fees billed for assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under “Audit Fees.” We did not incur any such fees for fiscal year 2021. For fiscal year 2020, such fees were for services in connection with acquisition-related due diligence work and implementation of new accounting standards.
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Tax Fees. Tax Fees consist of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state, and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance. We did not incur any such fees for fiscal year 2021 or 2020.
All Other Fees. All Other Fees consist of fees for products and services other than the services reported above. We did not incur any such fees for fiscal year 2021 or 2020.
Pre-Approval of Audit and Non-Audit Services of Auditor
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to Audit Fees and Audit-Related Fees for fiscal years 2021 and 2020 were pre-approved by our Audit Committee.
62	2022 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees FormFactor’s accounting and financial reporting processes on behalf of our Board of Directors. FormFactor’s management has primary responsibility for the preparation and integrity of our company’s consolidated financial statements, for implementing systems of internal control over financial reporting and for other financial reporting-related functions. The company’s independent registered public accounting firm for fiscal year 2021, KPMG, was responsible for performing an independent audit of FormFactor’s consolidated financial statements for fiscal year 2021, expressing an opinion, based upon its audit, as to the conformity of such financial statements with generally accepted accounting principles in the United States and attesting to the effectiveness of FormFactor’s internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed, with our management and KPMG, the audited consolidated financial statements of FormFactor as of and for the year ended December 25, 2021, including a discussion of the quality of FormFactor’s financial reporting and internal control over financial reporting, as well as the selection, application, and disclosure of critical accounting policies.
The Audit Committee has discussed with KPMG, with and without the company’s management present, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG the independent accountant’s independence.
Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to our Board of Directors that FormFactor’s consolidated financial statements as of and for the year ended December 25, 2021 be included in the company’s Annual Report on Form 10-K for the year ended December 25, 2021.
Submitted by the Audit Committee.
Raymond A. Link, Chairperson
Lothar Maier
Sheri Rhodes
2022 Proxy Statement	63

ADDITIONAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership of Our Securities
The following table presents information regarding the beneficial ownership of our common stock as of March 29, 2022 for:
•	each person or entity known by us to own beneficially more than 5% of our common stock;
•	each of our directors and nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
The percentage of beneficial ownership for the following table is based on [•] shares of our common stock outstanding as of March 29, 2022. Beneficial ownership is determined under the rules and regulations of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of March 29, 2022 through the exercise of any option, unit or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the SEC, that only the person or entity whose ownership is being reported has exercised options, units or other rights into shares of our common stock.
To our knowledge, except under community property laws or as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all equity beneficially owned. Unless otherwise indicated, each director, named officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.
Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
BlackRock, Inc.(1)	11,884,238	[•]%
The Vanguard Group, Inc.(2)	8,709,102	[•]%
EARNEST Partners, LLC(3)	6,987,640	[•]%
Thomas St. Dennis(4)	43,890	*
Michael D. Slessor(5)	390,348	*
Raymond A. Link(6)	62,992	*
Lothar Maier(7)	106,890	*
Rebeca Obregon-Jimenez(8)	8,490	*
Sheri Rhodes(9)	9,350	*
Shai Shahar(10)	39,860	*
Kelley Steven-Waiss(11)	25,780	*
Jorge Titinger(12)	4,309	*
All current directors and executive officers as a group (9 persons)(13)	691,909	[•]
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*	Represents beneficial ownership of less than 1%.
(1)
As reported in Amendment No. 14 to Schedule 13G/A of BlackRock, Inc. reflecting beneficial ownership as of December 31, 2021, which was filed on January 27, 2022 with the SEC. BlackRock, Inc. reported sole voting power with respect to 11,765,715 shares, shared voting and dispositive power with respect to no shares, and sole dispositive power with respect to 11,884,238 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
As reported in Amendment No. 11 to Schedule 13G/A of The Vanguard Group, Inc. reflecting beneficial ownership as of December 31, 2021, which was filed on February 10, 2022 with the SEC. The Vanguard Group, Inc. reported sole voting power with respect to no shares, shared voting power with respect to 137,108 shares, sole dispositive power with respect to 8,501,563 shares and shared dispositive power with respect to 207,539 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
As reported in Amendment No. 3 to Schedule 13G/A of EARNEST Partners, LLC reflecting beneficial ownership as of December 31, 2021, which was filed on February 9, 2022 with the SEC. EARNEST Partners, LLC reported sole voting power with respect to 5,040,588 shares, and shared dispositive power with respect to no shares, and sole dispositive power with respect to 6,987,640 shares. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(4)	Represents 40,098 shares held directly by Mr. St. Dennis, and 3,792 units convertible to common stock, 3,792 of which shares and units will be vested within 60 days of March 29, 2022.
(5)	Represents 390,348 shares held directly by Dr. Slessor.
(6)
Represents 27,313 shares held by the Raymond A. Link Trust, 31,887 shares held directly by Mr. Link, and 3,792 units convertible to common stock, 3,792 of which shares and units will be vested within 60 days of March 29, 2022.

(7)
Represents 12,000 shares held by the Maier Family Revocable Trust, 91,098 shares held directly by Mr. Maier, and 3,792 units convertible to common stock, 3,792 of which shares and units will be vested within 60 days of March 29, 2022.

(8)	Represents 4,698 shares held directly by Ms. Obregon-Jimenez, and 3,792 units convertible to common stock, 3,792 of which shares and units will be vested within 60 days of March 29, 2022.
(9)	Represents 5,558 shares held directly by Ms. Rhodes, and 3,792 units convertible to common stock, 3,792 of which shares and units will be vested within 60 days of March 29, 2022.
(10)	Represents 39,860 shares held directly by Mr. Shahar.
(11)	Represents 21,988 shares held directly by Ms. Steven-Waiss, 3,792 units convertible to common stock, 3,792 of which shares and units will be vested within 60 days of March 29, 2022.
(12)	Represents 0 shares held directly by Mr. Titinger, and 4,309 units convertible to common stock, 4,309 of which shares and units will be vested within 60 days of March 29, 2022.
(13)
Represents 664,848 shares held directly or in a revocable trust by the company’s directors and executive officers as a group and 27,061 units convertible into common stock, 27,061 of which shares and units will be vested and exercisable within 60 days of March 29, 2022.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance and Nominating Committee. Pursuant to that authority, the Governance and Nominating Committee has adopted a written Statement of Policy Regarding Related Person Transactions to provide procedures for reviewing, approving, and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance and Nominating Committee. This policy is intended to supplement, and not to supersede, our company’s other policies that may be applicable to or involve transactions with related persons, such as the company’s Code of Business Conduct.
From the beginning of fiscal year 2021 until the present, there have been no (and there are no currently proposed) transactions, or series of similar transactions, other than the compensation arrangements for directors and executive officers described above, in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have a material interest.
66	2022 Proxy Statement

PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy
Materials. Our stockholders may submit proposals in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2023 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and the information required by Rule 14a-8 must be received by us no later than December [•], 2022. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. Submission of a proposal under Rule 14a-8 does not guarantee that it will be included in our proxy statement and form of proxy.
Requirements for Stockholder Proposals or Nominations to be Brought Before Our Annual
Meeting. Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 75 days nor more than 105 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be received by us between and including the close of business (5:00 p.m. Pacific Time) on February 11, 2023 and March 13, 2023. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders (including any such adjournment or postponement resulting from a national emergency, including a pandemic) commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Corporate Secretary must for each matter the stockholder proposes to bring before the annual meeting set forth the information required by our bylaws and applicable law.
In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to our principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on March 28, 2023.
2022 Proxy Statement	67

OTHER BUSINESS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of 2022 Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holder.
Whether or not you are able to attend this year’s Annual Meeting, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.
BY ORDER OF THE BOARD OF DIRECTORS

Christy Robertson
Secretary
Livermore, California
April [•], 2022
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ANNEX A - RECONCILIATION OF ADJUSTED (NON-GAAP) AND GAAP FINANCIAL MEASURES
In this Proxy Statement we have presented financial measures that were used in determining the performance cash incentive compensation of executive officers and which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. We believe that the measure of adjusted operating income used under our Employee Incentive Plan is well aligned with how investors assess our operating performance and therefore represents a proper basis in implementing our pay-for-performance approach. Below is a reconciliation of non-GAAP financial measures to measures that we have reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
	Three Months Ended (In thousands)				Twelve Months Ended (In thousands)
	March 27, 2021 ($)	June 26, 2021 ($)	September 25, 2021 ($)	December 25, 2021 ($)	December 25, 2021 ($)	December 26, 2020 ($)
GAAP operating income	22,645	20,350	23,253	31,790	98,038	83,788
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	7,713	7,645	3,149	2,766	21,273	29,670
Stock-based compensation	7,077	6,588	7,920	7,766	29,384	23,830
Restructuring charges	—	634	4,633	(1,143)	4,124	—
Gain on contingent consideration	—	(95)	—	—	(95)	(2,879)
Acquisition related expenses	166	43	—	—	209	509
Non-GAAP operating income	37,601	35,165	38,955	41,212	152,933	134,918
Other(1)	6,062	4,892	6,923	6,494	24,371	36,287
Adjusted operating income results	$43,663	$40,057	$45,878	$47,706	177,304	171,205
(1)
“Other” comprises of bonus expense and the effect of non-ordinary course events determined by the Compensation Committee to be not within the annual operating plan used to set applicable performance targets under the Employee Incentive Plan.

2022 Proxy Statement	A-1

APPENDIX A

FORMFACTOR, INC.
PROPOSED AMENDMENTS TO
CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD OF DIRECTORS
FIFTH
For the management of the business and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
A.
The conduct of the affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

B.
Notwithstanding the foregoing provision of this Article FIFTH, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

D.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless otherwise required by law, any director or the entire Board of Directors of the Corporation may be removed ~~only for cause and only by~~with the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors (i) until the election of directors at 2024 annual meeting of stockholders (the “2024 Annual Meeting”), only for cause and (ii) from and after the election of directors at the 2024 Annual Meeting, with or without cause.

~~E. Classification of Board of Directors:~~
E.	Director Terms:
(1)
The provisions of this Article FIFTH, Section E are subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. ~~As used in this Article FIFTH, Section E, the term "INITIAL PUBLIC OFFERING" shall mean the initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public.~~

(2)
~~The~~ Until the election of directors at the 2024 Annual Meeting, the directors shall be divided~~, with respect to the time for which they severally hold office,~~ into three classes ~~designated as~~: Class I, Class II, and Class III~~, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as equally as reasonably possible. No one class shall have more than one director more~~

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~~than any other class. The term of office of the Class I directors shall expire at the Corporation's first~~. Each director elected prior to the 2022 annual meeting of stockholders ~~following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire at the Corporation's second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III directors shall expire at the Corporation's~~shall be elected for a term expiring on the date of the third annual meeting of stockholders following the ~~closing of the Initial Public Offering. At each~~annual meeting at which the director was elected. Each director elected at the 2022 annual meeting of stockholders shall be elected for a one-year term expiring at the 2023 annual meeting of stockholders~~commencing with~~. Each director elected at the ~~first~~2023 annual meeting of stockholders ~~following the closing of the Initial Public Offering, each director elected to succeed a director of the class whose term then expires~~ shall be elected for a one-year term ~~of office to expire~~expiring at the ~~third succeeding~~ 2024 Annual Meeting. At the 2024 Annual Meeting and each annual meeting of stockholders ~~after his or her election, or until such director's~~thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this Article FIFTH, each director shall serve until such director’s term has expired and such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
~~(3)~~
~~In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.~~

F.	Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
G.
No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Corporation, and no action shall be taken by the stockholders by written consent.

H.
Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

I.
Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Corporation's outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend or repeal, or adopt any provision inconsistent with, this Article FIFTH.

2022 Proxy Statement	A-3

APPENDIX B

FORMFACTOR, INC.
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective May 27, 2022)
SECTION 1. ESTABLISHMENT AND PURPOSE.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Participants to focus on critical long-range objectives, (b) encouraging the attraction and retention of individuals with exceptional qualifications and (c) linking Participants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or Stock Appreciation Rights. Subject to approval by the Company’s stockholders, this Plan supersedes the plan in effect prior to the Effective Date.
SECTION 2. DEFINITIONS.
“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.
“Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
“Cause” shall mean (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company or (c) a failure to materially perform the customary duties of employee’s employment.
“Certification Date” means the date that the Committee makes its written certification of a Final Award.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean a committee of one or more members of the Board of Directors appointed by the Board of Directors (or, as the context permits, a subcommittee of one or more members of the Board appointed by the Committee) to administer the Plan in accordance with the provisions hereof.
“Company” shall mean FormFactor, Inc., a Delaware corporation, and its Subsidiaries.
“Consultant” shall mean a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor.
“Eligible Participant” shall mean (i) any individual who is a common-law employee of the Company or an Affiliate; (ii) a member of the Board of Directors; (iii) a member of the board of directors of a Subsidiary or an Affiliate; or (iv) a Consultant.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Executive Officer” shall mean an officer as defined in Rule 16a-1(f) under the Exchange Act, or any successor provision.
“Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Award. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Award, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.
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“Fair Market Value” shall mean the closing price on the Nasdaq Stock Market on the date the value is to be determined as reported at www.nasdaq.com. If there are no trades on such date, the closing price on the next business day upon which trades occurred shall be the Fair Market Value.
“ISO” shall mean an employee incentive stock option described in Code Section 422.
“Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.
“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
“Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company.
“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” shall mean an individual or estate who holds an Award.
“Performance Condition” shall mean a performance condition established with respect to an Award in accordance with the provisions hereof.
“Performance Goal” shall mean one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Committee in accordance with Code Section 162(m): (i) operating income; (ii) net income; (iii) economic value added; (iv) earnings; (v) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (vi) cash flow; (vii) sales or revenue; (viii) expenses; (ix) profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) stock price; (xiv) total shareholder return or total shareholder return growth; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) writeoffs; (xviii) cash; (xix) assets; and/or (xx) liquidity, each with respect to the Company and/or one or more of its operating units. Awards to Participants who are not subject to the limitations of Code Section 162(m) may be determined without regard to Performance Goals and may involve Committee discretion.
“Performance Period” shall mean the period of service to which the Performance Condition relates.
“Plan” shall mean this Equity Incentive Plan of FormFactor, Inc., as amended from time to time.
“Prior Plans” shall mean the Company’s 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan.
“Restricted Share” shall mean a Share awarded under the Plan.
“Restricted Share Award” shall mean the agreement between the Company and the recipient of a Restricted Share, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Restricted Shares.
“SAR” shall mean a stock appreciation right granted under the Plan.
“SAR Award” shall mean the agreement between the Company and a Participant, or the notice to the Participant, which contains the terms, conditions and restrictions pertaining to his or her SAR.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Service” shall mean service as an Eligible Participant.
“Share” shall mean one share of Stock, as adjusted in accordance with the adjustment provisions of the Plan (if applicable).
“Stock” shall mean the Common Stock of the Company.
“Stock Option Award” shall mean the agreement between the Company and a Participant, or the notice to the Participant, which contains the terms, conditions and restrictions pertaining to his or her Option.
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“Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
“Stock Unit Award” shall mean the agreement between the Company and the recipient of a Stock Unit, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Stock Unit.
“Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
“Total and Permanent Disability” shall mean a (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee (including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee), renders the Participant unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.
SECTION 3. ADMINISTRATION.
(a) Committee Procedures. One or more Committees appointed by the Board of Directors shall administer the Plan. The Board of Directors shall designate one of the members of the Committee as chairperson. Unless the Board of Directors provides otherwise, the Compensation Committee shall be the Committee. The Board of Directors may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. The Committee shall have membership composition which enables (i) Awards to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act and (ii) Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.
The Compensation Committee may also appoint one or more separate subcommittees composed of one or more directors of the Company who need not qualify under either Rule 16b-3 or Section 162(m) of the Code, who may administer the Plan with respect to persons who are not subject to Section 16 of the Exchange Act and/or Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
(b) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)	To interpret the Plan and to apply its provisions;
(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)	To determine when Awards are to be granted under the Plan;
(v)	To select the Eligible Participants who are to receive Awards under the Plan;
(vi)	To determine the number of Shares to be made subject to each Award;
(vii)
To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price, the vesting of the Award (including accelerating the vesting of Awards) and to specify the provisions of the agreement relating to such Award;

(viii)
To amend any outstanding Restricted Share Award, Stock Option Award, SAR Award or Stock Unit Award subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement;

(ix)	To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;
2022 Proxy Statement	B-3

(x)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xi)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Restricted Share Award, Stock Option Award, SAR Award, or Stock Unit Award;
(xii)	To take any other actions deemed necessary or advisable for the administration of the Plan;
(xiii)	To determine, at the time of granting an Award or thereafter, that such Award shall vest as to all or part of the Shares subject to such Award in the event of a corporate transaction.
(xiv)	To accelerate the vesting, or extend the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate.
In addition, without amending the Plan, the Committee may grant awards under the Plan to eligible employees or consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.
Subject to the requirements of applicable law, the Board of Directors may authorize one or more officers of the Company to grant Awards and the Committee may designate persons other than members of the Committee to carry out its responsibilities, and the Committee may prescribe such conditions and limitations as it may deem appropriate, except that the Board of Directors or the Committee may not delegate its authority with regard to Awards to persons subject to Section 16 of the Exchange Act or Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.
Except arising from any action taken, or failure to act, in bad faith, each member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any agreement under the Plan, and (ii) from any and all amounts paid by him or her, with the Company’s prior approval, in settlement thereof or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall have given the Company a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4. ELIGIBILITY.
(a) General Rule. Only Eligible Participants may be granted Restricted Shares, Stock Units, NSOs or SARs. In addition, only individuals who are employed as common-law employees by the Company may be granted ISOs.
(b) Limitation on Awards. In any fiscal year of the Company, no individual shall receive Options, SARs, Restricted Shares and/or Stock Units covering in excess of 2,000,000 Shares in the aggregate; provided, however, that Outside Directors may only receive Awards covering Shares worth up to $750,000 in the aggregate per Outside Director in any fiscal year of the Company. For purposes of determining limitations on Awards pursuant to this Section 4(b), the value of the Shares subject to each such Award shall be calculated by multiplying the number of Shares subject to such Award by the average closing price of a share of Stock on the Nasdaq Stock Market during the 30 calendar days preceding the date of such Award. The limitations under this Subsection shall be subject to adjustment pursuant to the adjustment provisions of the Plan.
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(c) Director Fees. Each Outside Director may elect to receive Restricted Shares or Stock Units under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, an Outside Director’s regular annual retainer shall include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Outside Director’s regular annual retainer (up to a limit of 100% of the Outside Director’s regular annual retainer). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve-month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Restricted Stock Award or Restrict Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures.
SECTION 5. STOCK SUBJECT TO PLAN.
(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan from April 18, 2012 shall not exceed 27,400,000 Shares, less all Shares granted between February 28, 2012 and April 18, 2012. After May 27, 2022, Shares issued as Restricted Shares, pursuant to Stock Units or pursuant to the settlement of dividend equivalents will continue to count against the shares available for issuance under the Plan as 1.7 Shares for every 1 Share issued in connection with the Award or dividend equivalent. This limit shall be subject to the provisions of the next Subsection and shall be subject to adjustment pursuant to the adjustment provisions of the Plan. No fractional Shares shall be issued under the Plan.
(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying the Awards, plus the number of additional Shares, if any, that counted against shares available for issuance under the Plan in respect thereof at the time of grant, shall again become available for Awards under the Plan. In addition, any authorized shares not issued pursuant to outstanding grants under the Prior Plans that are forfeited or are terminated for any other reason before being exercised will again be available for grant and issuance under this Plan. If Stock Units are settled, then such Stock Units shall be counted in full against the number of Shares available for Awards under the Plan, regardless of the number of Shares (if any) actually issued in settlement of such Stock Units. If SARs are exercised, then such SARs shall be counted in full against the number of Shares available for Awards under the Plan, regardless of the number of Shares (if any) actually issued in settlement of such SARs. For the avoidance of doubt, (i) if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate plan limit described above; (ii) Shares withheld by the Company to satisfy tax withholding obligations shall count against the aggregate plan limit described above; (iii) the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued and distributed to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan; and (iv) in the event that the Company repurchases Shares with Option proceeds, those Shares will not be added to the aggregate plan limit described above.
(c) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.
SECTION 6. RESTRICTED SHARES.
(a) Restricted Share Award. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Awards entered into under the Plan need not be identical.
(b) Payment for Awards. Subject to the following sentence and applicable law, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the
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par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company, as the Committee may determine. To the extent an Award of Restricted Shares consists solely of treasury shares, the Award may be made without consideration furnished by the recipient.
(c) Vesting. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award. Unless the Restricted Share Award provides otherwise, each grant of Restricted Shares shall vest with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. A Restricted Share Award may provide for accelerated vesting in the event of a corporate transaction or otherwise (if specified in the Committee at the time of grant). To the extent that an Award of Restricted Shares has not vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.
(d) Voting and Dividend Rights. The holders of vested Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.
(e) Assignment or Transfer of Restricted Shares. Except as provided herein, or in a Restricted Share Award, or as required by applicable law, Restricted Shares shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Subsection shall be void. However, this Subsection shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Shares in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Shares by will or by the laws of descent and distribution.
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.
(a) Stock Option Award. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan. The Stock Option Award shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Awards entered into under the Plan need not be identical. A Stock Option Award may not provide that a new Option will be granted automatically to the Participant when he or she exercises a prior Option and pays the Exercise Price.
(b) Number of Shares. Each Stock Option Award shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan. The maximum aggregate number of ISOs awarded under the Plan shall not exceed the number of Shares subject to the Plan under Section 5(a). The limitation of this Subsection shall be subject to adjustment pursuant to the adjustment provisions of the Plan.
(c) Exercise Price. Each Stock Option Award shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Subsection, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms permitted under the Plan.
(d) Exercisability and Term. Unless the Stock Option Award provides otherwise, each Option shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such Option on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. The term of an Option shall be ten (10) years from the date of grant unless the Stock Option Award provides for a shorter term. A Stock Option Award may provide for accelerated vesting in the event of the corporate transaction or otherwise as specified by the Committee. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Subsection, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(e) Nontransferability. Except as set forth in a Stock Option Award, during a Participant’s lifetime, his or her Option(s) shall be exercisable only by him or her and shall not be transferable, and in the event of a Participant’s death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.
B-6	2022 Proxy Statement

(f) Exercise of Options Upon Termination of Service. Each Stock Option Award shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Unless the Stock Option Award provides otherwise, Options which are unvested at the time of a Participant’s termination of Service shall expire upon such termination, and any vested Options shall remain outstanding and exercisable until the earlier of 3 months following such termination and the expiration of the Option’s term. Notwithstanding the foregoing, in the event of a Participant’s termination for Cause, effective as of the date notice of such termination is given by the Committee to the Participant, all of the Participant’s vested and unvested Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.
(g) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Option. Without the approval of the Company’s stockholders, Options may not be repriced, directly or indirectly, whether within the meaning of applicable rules or regulations of the Nasdaq Stock Market (or such other stock exchange as may be applicable) or through the cashout of underwater Options.
SECTION 8. PAYMENT FOR OPTION SHARES.
(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America, as permitted under this Section. Payment may be made by any combination of the methods described in this Section.
(b) Cash. Payment may be made by cash, check, wire transfer or similar means, subject to the requirements of applicable law.
(c) Surrender of Stock. Payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have been owned by the Participant or his or her representative for such period of time required to avoid the Company’s recognition of additional compensation expense with respect to the Option for financial reporting purposes as a result of the surrender or attestation of such previously owned shares. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(d) Cashless Exercise. To the extent permitted by applicable law, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and applicable tax withholding.
(e) Other Forms of Payment. To the extent that a Stock Option Award so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
Notwithstanding anything to the contrary in this Section or in any agreement under the Plan, the Committee may disallow the use of any type of payment that the Committee determines, in its sole discretion, would result in adverse accounting or legal consequences to the Company or Affiliate.
SECTION 9. STOCK APPRECIATION RIGHTS.
(a) SAR Award. Each grant of a SAR under the Plan shall be evidenced by a SAR Award between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified. The provisions of the various SAR Awards entered into under the Plan need not be identical. A SAR Award may not provide that a new SAR will be granted automatically to the holder thereof when he or she exercises a prior SAR.
(b) Number of Shares. Each SAR Award shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan.
2022 Proxy Statement	B-7

(c) Exercise Price. Each SAR Award shall specify the Exercise Price, which may not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. A SAR Award may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.
(d) Exercisability and Term. Unless the SAR Award provides otherwise, each SAR shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such SAR on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. The term of the SAR shall be ten (10) years from the date of grant unless the SAR Award provides for a shorter term. A SAR Award may provide for accelerated exercisability in the event of a corporate transaction or otherwise as specified by the Committee. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Corporate transaction.
(e) Exercise of SARs. The SAR Award may provide that, upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash. Unless otherwise provided in the SAR Award, upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive Shares from the Company. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Unless the SAR Award provides otherwise, SARs which are unvested at the time of a Participant’s termination of Service shall expire upon such termination, and any vested SARs which have not been exercised shall remain outstanding and exercisable until the earlier of 3 months following such termination and the expiration of the SAR’s term. Notwithstanding the foregoing, in the event of a Participant’s termination for Cause, effective as of the date notice of such termination is given by the Committee to the Participant, all of the Participant’s vested and unvested SARs shall automatically terminate and lapse, unless the Committee shall determine otherwise.
(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR. Without the approval of the Company’s stockholders, SARs may not be repriced, directly or indirectly, whether within the meaning of applicable rules or regulations of the Nasdaq Stock Market (or such other stock exchange as may be applicable), or through the cashout of underwater SARs.
SECTION 10. STOCK UNITS.
(a) Stock Unit Award. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified. The provisions of the various Stock Unit Awards entered into under the Plan need not be identical.
(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c) Vesting Conditions. Each Award of Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award. Unless the Stock Unit Award provides otherwise, each grant of Stock Units shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. A Stock Unit Award may provide for accelerated vesting in the event of a corporate transaction or otherwise as specified by the Committee. To the extent that an Award of Stock Units has not vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.
(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends
B-8	2022 Proxy Statement

paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution shall occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with such rules as may be established by the Committee and applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the adjustment provisions of the Plan. Notwithstanding anything to the contrary in any Award agreement or the Plan, any Stock Units that, by their terms, are settled on the applicable vesting date(s) shall be settled no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year containing the applicable vesting date (or, if later, the fifteenth (15th) day of the third (3rd) month following the end of the Company’s taxable year). In addition, notwithstanding anything to the contrary in any Award agreement or the Plan, references to “termination of the Participant’s Service,” “Termination Date” and similar references for Stock Units that are subject to Code Section 409A shall mean the date of the Participant’s “separation from service” within the meaning of Code Section 409A and such Stock Units shall be settled no later than the time permitted by Treasury Regulation Section 1.409A-3(d).
(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award.
(h) Assignment or Transfer of Stock Units. Except as provided herein, or in a Stock Unit Award, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Subsection shall be void. However, this Subsection shall not preclude a Participant from designating a beneficiary who will receive any outstanding Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of Stock Units by will or by the laws of descent and distribution.
SECTION 11. NO RIGHTS AS A STOCKHOLDER
A Participant shall have no rights as a stockholder with respect to any Award until the date of the issuance of a stock certificate for any Shares covered by such award. No adjustments shall be made, except as provided in the adjustment provisions of the Plan.
SECTION 12. PERFORMANCE CONDITIONS.
(a) Awards may, but need not, be made subject to a Performance Condition utilizing any Performance Goal in addition to any vesting requirements imposed upon such grant. The determination as to whether any such grant is subject to a Performance Condition shall be made on or prior to the date of grant.
(b) Except in the case of Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), if an Award is made subject to a Performance Condition, the Committee shall be required to establish the Performance Period and Target Performance Goal for such award no later than the time permitted by Section 162(m) of the Internal Revenue Code.
2022 Proxy Statement	B-9

(c) If all or a portion of an Award made subject to a Performance Condition shall vest prior to the Certification Date by reason of death, Total and Permanent Disability or, if applicable, a corporate transaction, then the Performance Condition shall be cancelled and none of such Award shall be subject to reduction or forfeiture as provided by the Performance Condition. Such Award shall be treated in accordance with the terms of this plan relating to vested shares.
(d) If all or a portion of an Award made subject to a Performance Condition shall vest prior to the Certification Date for any reason other than death, Total and Permanent Disability or a corporate transaction, no portion of the Award shall be released to or exercised by the Participant until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.
(e) Once established, a Performance Condition for an Executive Officer may not be waived or cancelled by the Committee.
SECTION 13. TERMINATION OF SERVICE; LEAVES OF ABSENCE.
Subject to the last sentence of this Section, a Participant’s Service shall terminate when such person ceases to be an Eligible Participant as determined in the sole discretion of the Committee. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence as outlined in the Company’s Guidelines for Equity Incentive Plans. Notwithstanding the foregoing, an Outside Director’s Service shall terminate when he or she is neither a member of the Board of Directors or a consultant to the Company.
SECTION 14. ADJUSTMENT OF SHARES.
(a) Adjustments. In the event of a subdivision of the outstanding Stock, or stock split or reverse stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, a spin-off, exchange of shares or a similar occurrence (as determined by the Committee in its sole discretion), the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:
(i)	The number of Shares, Options, SARs, Restricted Shares and Stock Units available for future Awards under the Plan;
(ii)	The per person per fiscal year limitations on Awards under the Plan and the maximum aggregate number of ISOs that may be awarded under the Plan;
(iii)	The number of Shares covered by each outstanding Award;
(iv)	The Exercise Price under each outstanding Option and SAR; or
(v)	The number of Stock Units included in any prior Award which has not yet been settled.
Except as provided in this Section, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.
(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
B-10	2022 Proxy Statement

(c) Corporate Transactions. In the event that the Company is a party to a merger or other reorganization, sale of all or substantially all of the assets of the Company or the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, outstanding Awards shall be subject to the corporate transaction agreement. Such agreement may provide for:
(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;
(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)	Full exercisability or vesting and accelerated expiration of the outstanding Awards; or
(v)	Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.
(d) Reservation of Rights. Except as provided in this Section, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 15. AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under the Plan.
SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.
No Option may be exercised and no Stock may be issued pursuant to an Option or transferred pursuant to a Restricted Share award unless the Committee shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Committee may require that the Participant deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder. In no event shall the Company deliver, or be deemed obligated to deliver, cash in lieu of any Share by reason of any failure to satisfy the foregoing provisions.
So long as any restrictions or obligations imposed pursuant to this Plan shall apply to a share, each certificate evidencing such share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not vested or with respect to which minimum withholding taxes have not been paid will be held in custody by the Company or such bank or other institution designated by the Committee.
2022 Proxy Statement	B-11

SECTION 17. WITHHOLDING TAXES.
(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. In the event that such withholding taxes are not paid on a timely basis, as determined by the Company in its sole discretion, to the extent permitted by law the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares or cash (if applicable) deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant. If withholding taxes are paid by reduction of the number of Shares deliverable to the Participant, such shares shall be valued at the Fair Market Value as of the date of exercise.
(b) Share Withholding. Unless otherwise provided by the Committee, a Participant may satisfy all or part of his or her minimum withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Subject to applicable law and accounting considerations, such Shares shall be valued at their Fair Market Value on the date when the amount of tax to be withheld is to be determined. A Participant may elect to surrender, or attest to the ownership of, previously acquired Shares in excess of the amount required to satisfy all or a part of his or her minimum withholding or income tax obligations provided that such Shares have been held by the Participant for such period of time required to avoid the Company’s recognition of additional compensation expense for financial reporting purposes as a result of the surrender or attestation of such previously owned shares.
SECTION 18. NO EMPLOYMENT OR RE-ELECTION RIGHTS.
No provision of the Plan, nor any right or Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Eligible Participant. The Company and its Subsidiaries and Affiliates reserve the right to terminate any person’s Service at any time and for any reason, with or without notice. No provision of the Plan nor any right or Award granted under the Plan shall be construed to create any obligation on the part of the Board of Directors to nominate any Outside Director for re-election by the Company’s stockholders, or confer upon any Outside Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.
SECTION 19. DURATION AND AMENDMENTS.
(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on the meeting of the stockholders of the Company in 2032, unless re-adopted or extended by the Company’s stockholders prior to or on such date and may be terminated on any earlier date by the Board of Directors or the Compensation Committee, as described in the next Subsection.
(b) Right to Amend or Terminate the Plan. The Compensation Committee may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment or termination of the Plan shall not be materially impaired by such amendment or termination, except with consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by applicable laws, regulations or rules, including, but not limited to, any applicable rules or regulations of the Nasdaq Stock Market. In addition, no material amendment may be made to the plan without the approval of the Company’s stockholders.
(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Awards previously granted under the Plan.
B-12	2022 Proxy Statement

SECTION 20. PLAN EFFECTIVENESS.
This Plan shall become effective upon its approval by the Company’s stockholders. Upon its effectiveness, the Plan shall supersede the prior plan such that no further awards shall be made under the prior plan. This Plan shall not, in any way, affect awards under the prior plan that is outstanding as of the date this Plan becomes effective. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan.
SECTION 21. GOVERNING LAW
The Plan shall be governed by the substantive laws (excluding the conflict of law rules) of the State of Delaware.
2022 Proxy Statement	B-13

PRELIMINARY PROXY SUBJECT TO COMPLETION

FORMFACTOR, INC.
7005 SOUTHFRONT ROAD
LIVERMORE, CALIFORNIA 94551

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FORMFACTOR, INC.

The Board of Directors recommends you vote FOR each of the following:

1. Election of Directors*

Nominees:	**For**	**Against**	**Abstain**
1a. Lothar Maier	☐	☐	☐
1b. Sheri Rhodes	☐	☐	☐
1c. Jorge Titinger	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 5, and 6, and EVERY 1 YEAR for proposal 4.

	For	**Against**	**Abstain**
2. Amendment to FormFactor's Certificate of Incorporation to provide for the annual election of Directors and eliminate the classified Board structure.	☐	☐	☐
3. Advisory approval of FormFactor's executive compensation.	☐	☐	☐

	Every 1 Year	**Every 2 Years**	**Every 3 Years**	**Abstain**
4. Advisory vote on the frequency of stockholder advisory votes on FormFactor's executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

*If stockholders approve proposal 2, each director, if elected, will hold office for a one-year term expiring at the 2023 annual meeting. If proposal 2 is not approved, Lothar Maier and Sheri Rhodes will serve a three-year term expiring at the 2025 annual meeting, and Jorge Titinger will serve a two-year term expiring at the 2024 annual meeting, each if elected.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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